Exhibit 3.1

AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

CIFC LLC

i

Section 16.7	No Capital Account Restoration	63
ARTICLE 17 MISCELLANEOUS		63
Section 17.1	Fiscal Year and Taxable Year	63
Section 17.2	Seal	64
Section 17.3	Securities of Other Corporations	64
Section 17.4	Binding Effect	64
Section 17.5	Headings	64
Section 17.6	Severability	64
Section 17.7	Counterpart Execution	64
Section 17.8	Effectiveness	64
Section 17.9	Governing Law	64

v

AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

CIFC LLC

This Amended and Restated Limited Liability Company Agreement (together with the schedules and exhibits attached hereto, and as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”) of CIFC LLC, a Delaware limited liability company (the “Company”), effective immediately prior to the Effective Time (as defined in Section 1.1 hereto), is entered into by CIFC Corp., a Delaware corporation (“CIFC Corp.”), and each other Person (as defined in Section 1.1 hereto) who becomes a Shareholder (as defined in Section 1.1 hereto) as provided herein. Capitalized terms used in this Agreement and not otherwise defined have the meanings set forth in Section 1.1 hereto.

WITNESSETH

WHEREAS, the Company has been formed as a limited liability company under the Delaware Limited Liability Company Act (6 Del. C. § 18-101, et seq.), as amended from time to time (the “Act”), pursuant to (a) the Certificate of Formation of the Company, dated July 24, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Certificate of Formation”), as filed in the office of the Secretary of State of the State of Delaware on July 24, 2015, and (b) the Limited Liability Company Agreement of the Company, dated as of July 24, 2015 (the “Original Agreement”), executed by CIFC Corp., as sole member;

WHEREAS, the Company is a party to that certain Agreement and Plan of Merger, dated as of November 11, 2015 (the “Merger Agreement”), among the Company, CIFC Corp. and CIFC Merger Corp. (“Merger Sub”), pursuant to which, at the Effective Time, Merger Sub will merge with and into CIFC Corp. with CIFC Corp. being the surviving entity as a wholly-owned subsidiary of the Company (the “Merger”);

WHEREAS, at the Effective Time, pursuant to the Merger Agreement and without any action on the part of any other Person (a) each share of CIFC Corp. Common Stock (as defined in Section 1.1 hereto) issued and outstanding (including any such shares that are owned by CIFC Corp. as treasury stock) immediately prior to the Effective Time (other than Dissenting Shares (as defined in Section 1.1 hereto)) shall be converted into the right to receive one validly issued Common Share (as defined in Section 1.1 hereto) and (b) all certificates representing shares of CIFC Corp. Common Stock (other than those certificates representing Dissenting Shares) shall be deemed for all purposes to represent the number of Common Shares into which the CIFC Corp. Common Stock they previously represented were converted into the right to receive in accordance with the Merger Agreement; and

WHEREAS, at the Effective Time, pursuant to this Agreement and the Merger Agreement and without any action on the part of any other Person, (a) the Company shall automatically issue to each holder of CIFC Corp. Common Stock (other than Dissenting Stockholders (as defined in Section 1.1 hereto)) one Common Share for each share of CIFC

Corp. Common Stock owned by him, her or it, (b) each holder of CIFC Corp. Common Stock (other than Dissenting Stockholders) automatically shall be admitted to the Company as a Common Shareholder, and (c) each limited liability company interest in the Company issued and outstanding immediately prior to the Effective Time shall cease to be outstanding, shall be automatically canceled and retired, and each Person that was a member of the Company immediately prior to the Effective Time shall automatically cease to be a member of the Company, and, in each case, any contribution of money or other property by any such member in respect of any such limited liability company interest in the Company shall be returned in connection with the cancellation and retirement of such interest in the Company.

NOW, THEREFORE, the parties hereto hereby amend and restate the Original Agreement in its entirety to read, and hereby agree, as follows:

ARTICLE 1
DEFINITIONS

Section 1.1                              Definitions. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(a)                                 “2011 Incentive Plan” means CIFC Corp.’s 2011 Stock Option and Incentive Plan, as amended from time to time, and any successor thereto.

(b)                                 “Act” has the meaning set forth in the recitals to this Agreement.

(c)                                  “Adjusted Capital Account Deficit” means, with respect to any Shareholder, the deficit balance, if any, in such Shareholders’ Capital Account as of the end of the applicable Fiscal Year after (i) crediting thereto any amounts which such Shareholder is, or is deemed to be, obligated to restore pursuant to U.S. Treasury Regulations Section 1.704-2(g)(1) and Section 1.704-2(i)(5) and (ii) debiting such Capital Account by the amount of the items described in U.S. Treasury Regulations Section 1.704 1(b)(2)(ii)(d)(4), (5) and (6). The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of U.S. Treasury Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

(d)                                 “Affiliate” means, with respect to any Person, a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified. The term “control” (including the terms “controlling,” “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

(e)                                  “Agreement” has the meaning set forth in the preamble to this Agreement.

(f)                                   “All or Substantially All” has the meaning given to such term in the jurisprudence interpreting and applying Section 271 of the DGCL, as if the Company were a Delaware corporation.

(g)                                  “Assumed Option” has the meaning set forth in Section 3.1(d).

(h)                                 “Assumed Restricted Stock Unit Award” has the meaning set forth in Section 3.1(e).

(i)                                     “Assumed Warrant” has the meaning set forth in Section 3.1(f).

(j)                                    “Attorney-in-Fact” has the meaning set forth in Section 2.8(a).

(k)                                 “Bankruptcy” means, with respect to any Person, (i) if such Person (A) makes an assignment for the benefit of creditors, (B) files a voluntary petition in bankruptcy, (C) is adjudged bankrupt or insolvent, or has entered against it an order for relief, in any bankruptcy or insolvency proceedings, (D) files a petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation or similar relief under any statute, law or regulation, (E) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against it in any proceeding of this nature, or (F) seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator of the Person or of all or any substantial part of its properties, or (ii) if within one hundred twenty (120) days after the commencement of any proceeding against the Person seeking reorganization, arrangement, composition, readjustment, liquidation or similar relief under any statute, law or regulation, said proceeding has not been dismissed, or if within ninety (90) days after the appointment without such Person’s consent or acquiescence of a trustee, receiver or liquidator of such Person or of all or any substantial part of its properties, said appointment is not vacated or stayed, or within ninety (90) days after the expiration of any such stay, the appointment is not vacated. The foregoing definition of “Bankruptcy” is intended to replace and shall supersede and replace the definition of “Bankruptcy” set forth in Sections 18-101(1) and 18-304 of the Act.

(l)                                     “Board” or “Board of Directors” means the board of directors of the Company.

(m)                             “Board Initiated Dissolution” means that the Board of Directors has adopted a resolution that it deems it advisable for the Company to be dissolved and after such adoption causes notice of the adoption of such resolution and of a meeting of the Shareholders to take action upon the resolution to be mailed or delivered by Electronic Transmission to each Shareholder entitled to vote thereon.

(n)                                 “Business Solicitation Statement” has the meaning set forth in Section 6.11(e).

(o)                                 “Bylaw Provisions” means (i) Article 10 and Article 11 hereof; (ii) Section 2.7, the last two sentences of Section 4.1(a), Section 4.1(c), Section 6.2, Section 6.3(b), Section 6.6, the first two sentences of Section 6.8, Section 6.11, Section 6.12, Section 6.14 (other than the last sentence therein), Section 8.3, Section 8.5, Section 9.1, Section 9.3(a) (except for the proviso therein), Sections 9.4, Section 9.5, Section 9.6(a), Section 9.6(b), Section 9.7, Section 9.8, Section 9.9(a), Section 9.9(d), Section 13.2 and Sections 17.1 through and including Section 17.3; (iii) any provision adopted pursuant to

Section 13.2(b); and (iv) any term defined in this Section 1.1 that is used in any of the provisions of this Agreement set out in subsections (i), (ii) or (iii) of this definition unless such term is a DGCL-Implementing Provision by virtue of subsection (iv) of the definition of DGCL-Implementing Provision or a Charter Provision by virtue of subsection (v) of the definition of Charter Provision.

(p)                                 “Capital Account” has the meaning set forth in Section 7.1.

(q)                                 “Capital Contribution” means any cash, cash equivalents or the fair market value of property that a Shareholder contributes or is deemed to have contributed to the Company in accordance with this Agreement.

(r)                                    “Carrying Value” means, with respect to any Company asset, the asset’s adjusted basis for U.S. federal income tax purposes, except that the initial Carrying Value of assets contributed to the Company shall be their respective gross fair market values on the date of contribution as determined by the Board of Directors, and the Carrying Values of all Company assets shall be adjusted to equal their respective fair market values, in accordance with the rules set forth in U.S. Treasury Regulations Section 1.704-1(b)(2)(iv)(f) and (s), except as otherwise provided herein, as of: (i) the date of the acquisition of any additional Shares by any new or existing Shareholder in exchange for more than a de minimis Capital Contribution; (ii) the date of the distribution of more than a de minimis amount of Company assets to a Shareholder in exchange for any Shares; (iii) the date any Shares are relinquished to the Company; (iv) the date that the Company issues more than a de minimis number of Shares to a new Shareholder in exchange for services; or (v) any other date specified in the U.S. Treasury Regulations; provided however that adjustments pursuant to clauses (i), (ii) (iii), (iv) and (v) above shall be made only if such adjustments are deemed necessary or appropriate by the Board of Directors to reflect the relative economic interests of the Shareholders. In the case of any asset that has a Carrying Value that differs from its adjusted tax basis, Carrying Value shall be adjusted by the amount of depreciation calculated for purposes of the definition of “Net Income (Loss)” rather than the amount of depreciation determined for U.S. federal income tax purposes.

(s)                                   “Certificate” means a certificate issued in global form in accordance with the rules and regulations of the Depositary or in such other form as may be adopted by the Board of Directors, issued by the Company evidencing ownership of Shares.

(t)                                    “Certificate of Formation” has the meaning set forth in the recitals to this Agreement.

(u)                                 “Charter Provisions” means (i) Article 3 (other than Section 3.2(b), Section 3.2(e), Section 3.5 and Section 3.6); (ii) Section 2.5, Section 2.10 (other than the first sentence thereof), the proviso of Section 9.3, Section 10.2 and Section 13.3; (iii) any provision adopted pursuant to Section 13.3(d); (iv) any Share Designation approved by the Board of Directors pursuant to this Agreement; and (v) any term defined in this Section 1.1 that is used in (y) any of the provisions of this Agreement set out in subsections (i), (ii) or (iii) of this definition or (z) any Share Designation approved by the

Board of Directors pursuant to this Agreement, unless such term is a DGCL-Implementing Provision by virtue of subsection (iv) of the definition of DGCL-Implementing Provision.

(v)                                 “CIFC Corp.” has the meaning set forth in the preamble to this Agreement.

(w)                               “CIFC Corp. Common Stock” means each share of common stock, par value $0.001 per share, of CIFC Corp. issued and outstanding immediately prior to the Effective Time.

(x)                                 “CIFC Corp. Option” has the meaning set forth in Section 3.1(d).

(y)                                 “CIFC Corp. Restricted Stock Unit Award” has the meaning set forth in Section 3.1(e).

(z)                                  “CIFC Corp. Warrant” has the meaning set forth in Section 3.1(f).

(aa)                          “Code” means the U.S. Internal Revenue Code of 1986, as amended and in effect from time to time. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of any successor law.

(bb)                          “Common Share” means each limited liability company interest in the Company having the rights and obligations specified with respect to Common Shares in this Agreement.

(cc)                            “Common Shareholder” means each Person in whose name a Common Share is registered on the books of the Company or, if such books are maintained by the Transfer Agent, on the books of the Transfer Agent.  Each Common Shareholder shall be a member of the Company.

(dd)                          “Company” has the meaning set forth in the preamble to this Agreement.

(ee)                            “Company Group” means the Company and its Subsidiaries treated as a single consolidated entity. For purposes of this definition, “Subsidiary” means (a) a corporation of which more than 50% of the voting power of shares entitled (without regard to the occurrence of any contingency) to vote in the election of directors or other governing body of such corporation is owned, directly or indirectly, at the date of determination, by the Company, by one or more Subsidiaries of the Company or a combination thereof, (b) a partnership (whether general or limited) in which the Company or a Subsidiary of the Company is, at the date of determination, a general or limited partner of such partnership, but only if more than 50% of the partnership interests of such partnership (considering all of the partnership interests of the partnership as a single class) are owned, directly or indirectly, at the date of determination, by the Company, by one or more Subsidiaries of the Company, or a combination thereof, or (c) any other Person (other than a corporation or a partnership) in which the Company, one or more Subsidiaries of the Company, or a combination thereof, directly or indirectly, at the date of determination, has (i) at least a majority ownership interest or (ii) the power to elect or direct the election of a majority of the directors or other governing body of such Person.

(ff)                              “Company Minimum Gain” shall have the meaning attributed to “partnership minimum gain” as set forth in U.S. Treasury Regulations Sections 1.704-2(b)(2) and 1.704-2(d).

(gg)                            “Court of Chancery” means the Court of Chancery of the State of Delaware.

(hh)                          “Covered Person” has the meaning set forth in Section 11.1(a).

(ii)                                  “Depositary” means The Depository Trust Company and its successors and permitted assigns.

(jj)                                “Derivative Instrument” has the meaning set forth in Section 6.11(e).

(kk)                          “DGCL” means the General Corporation Law of the State of Delaware, as amended from time to time.

(ll)                                  “DGCL-Implementing Provisions” means (i) Articles 5, 12 and 16; (ii) Section 1.2, Sections 2.6 through and including 2.9, the first sentence of Section 2.10, Section 3.2(b), Section 3.1(g) Section 3.2(e), Section 3.5, Section 3.6, Section 4.1 (other than the last two sentences of Section 4.1(a) and Section 4.1(c)), Section 4.4, Section 4.5, Section 6.1, Section 6.4, Section 6.5, Section 6.7, the third and last sentences of Section 6.8(a), Section 6.9, Section 6.10, the last sentence of Section 6.14, Section 6.15, Section 8.1, Section 8.2, Section 8.6, the proviso of Section 9.3(a), Section 9.3(b), Section 9.6(c), Section 9.10, Section 13.4 and Sections 17.5 through and including 17.9; (iii) any provision adopted pursuant to Section 13.5(c) and (iv) any term defined in this Section 1.1 that is used in any of the provisions of this Agreement set out in subsections (i), (ii) or (iii) of this definition.

(mm)                  “Directors” means the individuals elected to the Board of Directors from time to time in accordance with this Agreement. Each Director is hereby designated as a “manager” of the Company within the meaning of Section 18-101(10) of the Act.

(nn)                          “Dissenting Shares” has the meaning set forth in the Merger Agreement.

(oo)                          “Dissenting Stockholders” has the meaning set forth in the Merger Agreement.

(pp)                          “Effective Time” has the meaning set forth in the Merger Agreement.

(qq)                          “Electronic Transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

(rr)                                “Equity Incentive Plan” means the 2011 Incentive Plan and any other duly approved equity incentive plan of the Company.

(ss)                              “Exchange Act” means the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, as amended from time to time.

(tt)                                “Fiscal Year” has the meaning set forth in Section 17.1.

(uu)                          “GAAP” means generally accepted accounting principles in effect in the United States, consistently applied.

(vv)                          “Group Member” means a member of the Company Group.

(ww)                      “Liquidator” means one or more Persons selected by the Board of Directors to perform the functions described in Article 16, as liquidating trustee of the Company within the meaning of the Act.

(xx)                          “Merger” has the meaning set forth in the recitals to this Agreement.

(yy)                          “Merger Agreement” has the meaning set forth in the recitals to this Agreement.

(zz)                            “National Securities Exchange” means an exchange registered with the SEC under Section 6(a) of the Exchange Act.

(aaa)                   “Net Income” and “Net Loss” shall mean, for each Fiscal Year, an amount equal to the Company’s taxable income or loss for such Fiscal Year, determined in accordance with the accounting method used by the Company for U.S. federal income tax purposes, with the following adjustments:

(a)                                 any income of the Company exempt from U.S. federal income tax and not otherwise taken into account in computing Net Income or Net Loss pursuant to this definition shall be added to such taxable income or loss;

(b)                                 any expenditures of the Company described in Section 705(a)(2)(B) of the Code (or treated as expenditures described in Section 705(a)(2)(B) of the Code pursuant to U.S. Treasury Regulations Section 1.704-1(b)(2)(iv)(i)) and not otherwise taken into account in computing Net Income or Net Loss pursuant to this definition shall be subtracted from such taxable income or loss;

(c)                                  in the event the Carrying Value of any Company asset is adjusted in accordance with the definition of “Carrying Value,” the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Net Income or Net Loss;

(d)                                 in accordance with the U.S. Treasury Regulations promulgated under Section 704(b) of the Code, gain or loss resulting from any disposition of any asset of the Company with respect to which gain or loss is recognized for U.S.

federal income tax purposes and depreciation and amortization in respect of a Company asset shall be computed by reference to the Carrying Value of the asset, notwithstanding that the adjusted tax basis of such asset differs from such Carrying Value; and

(e)                                  notwithstanding any other provision of this definition, any items which are specially allocated under Section 7.4 shall not be taken into account in the computation of “Net Income” or “Net Loss,” but shall be calculated using the principles of this definition.

(bbb)                   “New Implementation” has the meaning set forth in Section 13.4.

(ccc)                      “Nomination Solicitation Notice” has the meaning set forth in Section 6.12(f).

(ddd)                   “Nonrecourse Deductions” shall have the meaning set forth in U.S. Treasury Regulations Section 1.704-2(b)(1).

(eee)                      “Nonrecourse Liability” shall have the meaning set forth in U.S. Treasury Regulations Section 1.704-2(b)(3).

(fff)                         “Officer” means an officer of the Company elected in accordance with Article 10.

(ggg)                      “Opinion of Counsel” means a written opinion of counsel (who may be regular counsel to the Company or the Board of Directors or any of its Affiliates or in-house counsel) acceptable to the Board of Directors.

(hhh)                   “Order” means any order, injunction, decree, ruling, stipulation or assessment of any federal, state, local, municipal, foreign or other government (including any governmental division, department, agency, commission, instrumentality, official, organization, unit, body, court or other tribunal).

(iii)                               “Original Agreement” has the meaning set forth in the recitals to this Agreement.

(jjj)                            “Other Provisions” means any provision of this Agreement that is not a DGCL-Implementing Provision, a Charter Provision or a Bylaw Provision.

(kkk)                   “Outstanding” means, with respect to Shares, all Shares that are issued by the Company and reflected as outstanding on the books and records of the Company as of the date of determination.

(lll)                               “Percentage Interest” means as of any date of determination, as to any Shareholder, the quotient obtained by dividing (i) the number of any class or series of Common Shares or Preferred Shares, as applicable, held by such Person by (ii) the total number of all classes or series of Outstanding Common Shares or Outstanding Preferred Shares, as applicable.

(mmm)       “Person” means a natural person, partnership (whether general or limited), limited liability company, trust (including a common law trust, business trust, statutory trust, voting trust or any other form of trust), estate, association (including any group, organization, co-tenancy, plan, board, council or committee), corporation, government (including a country, state, county or any other governmental subdivision, agency or instrumentality), custodian, nominee or any other individual or entity (or series thereof) in its own or any representative capacity, in each case, whether domestic or foreign.

(nnn)                   “Preferred Share” means a limited liability company interest in the Company that is authorized and issued in accordance with the terms of this Agreement after the Effective Time and having the rights and obligations specified in this Agreement with respect to Preferred Shares or a particular series thereof.

(ooo)                   “Preferred Shareholders” means each Person in whose name a Preferred Share is registered on the books of the Company or, if such books are maintained by the Transfer Agent, on the books of the Transfer Agent. Each Preferred Shareholder shall be a member of the Company.

(ppp)                   “Record Date” means the date established by the Board of Directors in accordance with Section 6.5.

(qqq)                   “Registration Statement” means the Registration Statement on Form S-4 for the Company, as filed with the SEC, as amended from time to time.

(rrr)                            “SEC” means the United States Securities and Exchange Commission.

(sss)                         “Securities Act” means the Securities Act of 1933 and the rules and regulations promulgated thereunder, as amended from time to time.

(ttt)                            “Share Designation” means a writing approved by the Board of Directors or a committee of the Board of Directors setting forth the designations, powers, preferences and rights, and the qualifications, limitations or restrictions, of a series of Preferred Shares. A Share Designation shall be effective when a duly executed original of the same is delivered to the Secretary of the Company for inclusion among the books and records of the Company, and shall constitute part of this Agreement. The terms of any Share Designation approved by the Board of Directors or a committee of the Board of Directors in accordance with this Agreement (i) shall include only those terms that would not be prohibited in a certificate of designation pursuant to the DGCL if the Company were a Delaware corporation, (ii) shall be deemed to amend the provisions of this Agreement, in the same manner and fashion that a certificate of designation amends a certificate of incorporation pursuant to the DGCL, and (iii) may be amended or eliminated (and the number of Preferred Shares represented by such Share Designation may be increased or decreased) in the same manner as could be accomplished under the DGCL with respect to a certificate of designation. Any amendment or elimination (or increase or decrease in the number of Preferred Shares) referenced in clause (iii) of the immediately preceding sentence shall have the same effect as an amendment or elimination (or increase or decrease of shares of preferred stock designated by such certificate of designation) of a certificate of designation pursuant to the DGCL.

(uuu)                   “Share Majority” means a majority of the votes entitled to be cast by the holders of the Outstanding Voting Shares.

(vvv)                   “Shareholders” means, collectively, the Common Shareholders and the Preferred Shareholders. For purposes of Section 5.3 only, the term “Shareholders” includes a Person who is the beneficial owner of Shares held either in a voting trust or by a nominee on behalf of such Person.

(www)             “Shareholder Associated Person” has the meaning set forth in Section 6.11(f).

(xxx)                   “Shareholder Minimum Gain” shall mean an amount, determined in accordance with U.S. Treasury Regulations Section 1.704-2(i)(3) with respect to each Shareholder Nonrecourse Debt, equal to the Company Minimum Gain that would result if such Shareholder Nonrecourse Debt were treated as a Nonrecourse Liability.

(yyy)                   “Shareholder Nonrecourse Debt” shall have the meaning attributed to “partner nonrecourse debt” as set forth in U.S. Treasury Regulations Section 1.704-2(b)(4).

(zzz)                      “Shareholder Nonrecourse Deductions” shall have the meaning attributed to “partner nonrecourse deductions” as set forth in U.S. Treasury Regulations Section 1.704-2(i).

(aaaa)            “Shares” means, collectively, the Common Shares and the Preferred Shares. As of the Effective Time, there are two classes of Shares: the Common Shares and the Preferred Shares.

(bbbb)            “Shareholders Agreement” means the agreement by and between CIFC Corp. and Bounty Investments, LLC, dated June 9, 2010, as amended from time to time.

(cccc)                “Similar Item” has the meaning set forth in Section 6.4(c).

(dddd)            “Tax Matters Partner” means the “tax matters partner” or “partnership representative,” as applicable, as defined in the Code.

(eeee)                “Transfer Agent” means, with respect to the Shares, American Stock & Transfer Trust Company, any successor thereto or any other Person designated by the Board.

(ffff)                    “U.S. Treasury Regulations” means the regulations promulgated under the Code. Any reference herein to a specific section or sections of the U.S. Treasury Regulations shall be deemed to include a reference to any corresponding provision of any successor law

(gggg)                “Voting Shares” means, collectively, the Common Shares and any series of Preferred Shares that are designated as Voting Shares in a Share Designation. Except as otherwise expressly provided in this Agreement or in any Share Designation, all Voting Shares shall vote together as a single class or group.

(hhhh)            “Warrant Agreement” means the Warrant to Purchase Common Stock of the Company, dated September 22, 2014, between the Company and DFR Holdings, LLC, a Delaware limited liability company, as amended from time to time.

Section 1.2                              Interpretation.

(a)                                 Unless the context requires otherwise:

(i)                                     any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa;

(ii)                                  references to Articles and Sections refer to Articles and Sections of this Agreement;

(iii)                               the terms “include” or “includes” means includes, without limitation, and “including” means including, without limitation;

(iv)                              any provision of the DGCL referred to in, or incorporated by reference by, this Agreement shall, unless otherwise provided in this Agreement, be applied mutatis mutandis to the Company, the Shareholders and this Agreement, as if the Company were a Delaware corporation and the Shareholders were stockholders of a Delaware corporation;

(v)                                 to the fullest extent permitted by law, any ambiguity in this Agreement in or among provisions of this Agreement in effect immediately following the Effective Time shall be interpreted so that the internal affairs of the Company are governed as closely as possible to the manner that the internal affairs of CIFC Corp. were governed immediately prior to the Effective Time;

(vi)                              any subchapter or provision of the DGCL (including, but not limited to, any terms defined therein) referred to in, or incorporated by reference by, this Agreement shall, unless otherwise provided in this Agreement, be applied and interpreted consistently with the jurisprudence regarding such subchapter or provision; and

(vii)                           any provision of the Act or the DGCL referred to in, or incorporated by reference by, this Agreement shall refer to such provisions of the Act or the DGCL as they are amended from time to time and in effect at the time of the applicable action.

(b)                                 It is the intent of the parties hereto that, except as otherwise provided herein, this Agreement shall govern the Company in a manner that is substantially similar to the governance of CIFC Corp. in effect immediately prior to the Effective Time.

ARTICLE 2
THE COMPANY

Section 2.1                              Name. The name of the limited liability company is CIFC LLC.

Section 2.2                              Registered Agent and Registered Office. The registered office of the Company in the State of Delaware and the name of its registered agent are as set forth in the Certificate of Formation.

Section 2.3                              Other Offices. The Company may have offices at such places, both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Company may require.

Section 2.4                              Filings. The execution, delivery and filing of the Certificate of Formation of the Company with the Secretary of State of the State of Delaware by Nickolas Milonas, as an “authorized person” of the Company within the meaning of the Act, are hereby authorized, approved, ratified and confirmed. Upon the execution of this Agreement, any Officer or any Person authorized by the Board shall be an “authorized person” of the Company within the meaning of the Act. Any Officer or any Person authorized by the Board shall execute, deliver and file any other certificates (and any amendments and/or restatements thereof) necessary for the Company to qualify to do business in a jurisdiction in which the Company may wish to conduct business.

Section 2.5                              Purpose.

(a)                                 The purpose for which the Company is formed is to engage in any and all lawful acts or activities for which limited liability companies may be formed under the Act.

(b)                                 Notwithstanding anything in this Agreement to the contrary, without the consent of any Person, the transactions contemplated by the Merger Agreement are hereby authorized, approved, ratified and confirmed and each Officer is hereby authorized to take any action, in the name of or on behalf of the Company or otherwise, to consummate the transactions contemplated thereby. The foregoing authorization shall not be deemed a restriction on the powers of any Person to enter into other agreements on behalf of the Company in accordance with this Agreement.

Section 2.6                              Powers. The Company shall have the power to do any and all acts necessary, appropriate, proper, advisable, incidental or convenient to or in furtherance of the purposes of the Company set forth in this Agreement.

Section 2.7                              Fiduciary Duties of Directors and Officers. Notwithstanding anything to the contrary contained herein or any duty otherwise existing at law, in equity or otherwise relating to managers or officers of a Delaware limited liability company, the Directors and

Officers shall owe the same fiduciary duties to the Company, Company creditors, Shareholders and any other Person bound by this Agreement as the Directors and Officers would owe under Delaware law were the Company a Delaware corporation and the Shareholders were stockholders of such corporation, and the Directors were members of the board of directors, and the Officers were officers, respectively, of such corporation. The parties intend that the fiduciary duties of the Directors and Officers shall be applied and interpreted consistently with the jurisprudence regarding such fiduciary duties of directors and officers of a Delaware corporation incorporated under the DGCL.

Section 2.8                              Power of Attorney.

(a)                                 To the fullest extent permitted by law, each Shareholder (in its, his or her capacity as such) hereby constitutes and appoints each Director, each Officer and, if a Liquidator shall have been appointed by the Board of Directors, the Liquidator (each, an “Attorney-in-Fact”), as the case may be, with full power of substitution, as its, his or her true and lawful agent and attorney-in-fact, with full power and authority in its, his or her name, place and stead, to:

(i)                                     execute, swear to, acknowledge, deliver, file and record in the appropriate public offices:

(A)                               all certificates, documents and other instruments that such Attorney-in-Fact determines to be necessary or appropriate to form, qualify or continue the existence or qualification of the Company as a limited liability entity in the State of Delaware and/or in any other jurisdictions in which the Company may conduct business or own property;

(B)                               all certificates, documents and other instruments that such Attorney-in-Fact determines to be necessary or appropriate to reflect any amendment, change, modification or restatement of this Agreement adopted in accordance with this Agreement;

(C)                               all certificates, documents and other instruments (including conveyances) that such Attorney-in-Fact determines to be necessary or appropriate to reflect the dissolution, winding up and termination of the Company pursuant to the terms of this Agreement;

(D)                               all certificates, documents and other instruments relating to the admission, resignation, removal or substitution of any Shareholder pursuant to this Agreement;

(E)                                all certificates, documents and other instruments relating to the determination of the powers, designations, preferences and relative, participating, optional or other rights, if any, or the qualifications, limitations or restrictions thereof, of any class or series of Shares issued pursuant to this Agreement; and

(F)                                 all certificates, documents and other instruments (including merger agreements and certificates of merger) relating to a merger, consolidation or conversion of the Company adopted in accordance with this Agreement.

(ii)                                  execute, swear to, acknowledge, deliver, file and record all ballots, consents, approvals, waivers, certificates, documents and other instruments that such Attorney-in-Fact determines to be necessary or appropriate to (A) make, evidence, give, confirm or ratify any vote, consent, approval, agreement or other action that is made or given by the Shareholders hereunder or is consistent with the terms of this Agreement or (B) effectuate the terms or intent of this Agreement.

(b)                                 Notwithstanding anything to the contrary in this Section 2.8, when any provision of this Agreement (including Articles 12, 13 and 16) establishes a vote, consent, approval, agreement or other action of Shareholders required to take any action, no Attorney-in-Fact may exercise the power of attorney made in this Section 2.8 until the necessary vote, consent, approval, agreement or other action, as applicable, is received.

(c)                                  The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest, and it shall survive and, to the maximum extent permitted by law, not be affected by the subsequent death, incompetency, disability, incapacity, dissolution, Bankruptcy or termination of any Shareholder and the transfer of all or any portion of such Shareholder’s Shares and shall extend to such Shareholder’s heirs, successors, assigns and personal representatives. To the fullest extent permitted by law, each such Shareholder hereby agrees to be bound by any representation made by an Attorney-in-Fact, acting in good faith pursuant to such power of attorney; and each such Shareholder, to the fullest extent permitted by law, hereby waives any and all defenses that may be available to contest, negate or disaffirm the action of the Attorney-in-Fact taken in good faith under such power of attorney in accordance with this Section 2.8. To the fullest extent permitted by law, each Shareholder hereby agrees to execute and deliver to the Attorney-in-Fact within fifteen (15) days after receipt of any request therefor, such further designation, powers of attorney and other instruments as any Attorney-in-Fact determines to be necessary or appropriate to effectuate this Agreement and the purposes of the Company.

Section 2.9                              Term. The term of the Company commenced on the date the Certificate of Formation was filed in the office of the Secretary of State of the State of Delaware in accordance with the Act and shall continue until the Company is dissolved in accordance with this Agreement. The existence of the Company as a separate legal entity shall continue until cancellation of the Certificate of Formation as provided in the Act.

Section 2.10                       Title to Company Assets. Title to Company assets shall be deemed to be owned by the Company as an entity, and no Shareholder, Director or Officer, individually or collectively, shall have any interest in such Company assets or any portion thereof. Title to any or all of the Company assets may be held in the name of the Company or one or more nominees.

ARTICLE 3
CLASSES AND ISSUANCE OF SHARES

Section 3.1                              Outstanding Shares.

(a)                                 At the Effective Time, automatically, by virtue of the Merger Agreement and this Agreement and without any action on the part of any other Person (i) each share of CIFC Corp. Common Stock issued and outstanding (including any such shares that are owned by CIFC Corp. as treasury stock) immediately prior to the Effective Time (other than Dissenting Shares) shall be converted into the right to receive one validly issued Common Share, (ii) the Company shall issue to each holder of CIFC Corp. Common Stock (other than Dissenting Stockholders) one Common Share for each share of CIFC Corp. Common Stock owned by him, her or it, (ii) all certificates representing CIFC Corp. Common Stock (other than any such certificate that represents Dissenting Shares) shall be deemed for all purposes to represent the same number of Common Shares into which the CIFC Corp. Common Stock they previously represented were converted into the right to receive in accordance with the Merger Agreement and (iii) each holder of CIFC Corp. Common Stock (other than any such holder that is a Dissenting Stockholder) automatically shall be admitted to the Company as a Common Shareholder. In accordance with Section 4.5, and notwithstanding Section 18-702 of the Act, any Shares acquired by CIFC Corp. by virtue of the Merger Agreement shall be deemed to have been transferred to the Company and to be authorized and issued Shares held in the treasury of the Company and may subsequently be transferred in accordance with this Agreement.

(b)                                 At the Effective Time, automatically, by virtue of this Agreement and the Merger Agreement and without any action on the part of any other Person, each limited liability company interest in the Company outstanding immediately prior to the Effective Time shall cease to be outstanding, shall be automatically canceled and retired, and each Person that was a member of the Company immediately prior to the Effective Time automatically shall cease to be a member of the Company, and, in each case, any contribution paid by any such member to the Company in respect of such interest shall be returned in connection with the cancellation and retirement of such interest in the Company.

(c)                                  If a Dissenting Stockholder shall have failed to perfect or shall have effectively withdrawn his, her or its demand or lost his, her or its rights to appraisal under the DGCL, (i) such Dissenting Stockholder’s shares shall no longer be considered Dissenting Shares and such Dissenting Stockholder’s CIFC Corp. Common Stock, if any, shall thereupon be deemed to have been converted pursuant to, and certificates representing such CIFC Corp. Common Stock shall thereupon be treated in accordance with, and Common Shares automatically, and without any action on the part of any other Person, shall be issued to such Dissenting Stockholders pursuant to, Section 3.1(a) hereof, and (ii) such Dissenting Stockholder shall be automatically admitted to the Company as a Common Shareholder.

(d)                                 At the Effective Time, each option granted by CIFC Corp. to purchase shares of CIFC Corp. Common Stock (each, a “CIFC Corp. Option”) pursuant to the

Equity Incentive Plan, whether vested or unvested, that is outstanding and unexercised immediately prior to the Effective Time, shall cease to represent a right to acquire shares of CIFC Corp. Common Stock and shall be converted automatically into an option to purchase Common Shares of the Company, on the same terms and conditions, including, but not limited to, the same number of shares, same exercise price and same vesting conditions, as were applicable to such CIFC Corp. Option under the terms of the Equity Incentive Plan and the agreement evidencing the grant thereunder, and the Company shall assume each such CIFC Corp. Option (each such assumed option, an “Assumed Option”).

(e)                                  At the Effective Time, each CIFC Corp. restricted stock unit that was issued under the Equity Incentive Plan (each, a “CIFC Corp. Restricted Stock Unit Award”) and that remains outstanding immediately prior to the Effective Time shall be automatically converted into a restricted share unit award denominated in Common Shares of the Company, on the same terms and conditions, including, but not limited to, the same number of shares and same vesting conditions, as were applicable to such CIFC Corp. Restricted Stock Unit Award under the terms of the Equity Incentive Plan and the agreement evidencing the grant thereunder, and the Company shall assume each such CIFC Corp. Restricted Stock Unit Award (each such assumed restricted stock unit, an “Assumed Restricted Stock Unit Award”).

(f)                                   At the Effective Time, each CIFC Corp. warrant that was issued under the Warrant Agreement (each, a “CIFC Corp. Warrant”) and that remains outstanding immediately prior to the Effective Time shall be automatically converted into a warrant to purchase Common Shares of the Company, on the same terms and conditions, including, but not limited to, the same number of shares and same exercise price, as were applicable to such CIFC Corp. Warrant under the terms of the Warrant Agreement, and the Company shall assume each such CIFC Corp. Warrant (each such assumed warrant, an “Assumed Warrant”).

(g)                                  All Shares issued pursuant to this Section 3.1 and otherwise in accordance with the requirements of this Agreement (including Section 3.3(b)) shall be validly issued and shall be deemed to be fully paid and non-assessable.

Section 3.2                              Authorization to Issue Shares, Warrants, Etc.

(a)                                 The Company is hereby authorized to issue the following two classes of Shares: (i) Common Shares, and (ii) Preferred Shares. Pursuant to a Share Designation, the Company is hereby authorized to issue one or more series of Preferred Shares. The total number of Shares of all classes and series that the Company shall be authorized to issue is 600,000,000 Shares, consisting of (i) 500,000,000 Common Shares and (ii) 100,000,000 Preferred Shares.

(b)                                 The Company, and the Board of Directors or a committee of the Board of Directors on behalf of the Company, without the consent of any Shareholder or any other Person, may, at any time and from time to time, issue or take subscriptions for one or more Shares of any existing class or series or, pursuant to a Share Designation, authorize and issue or take subscriptions for any series of Preferred Shares (which, subject to the provisions of any other Share Designation in respect of which Preferred Shares are then issued and Outstanding, may rank junior to, on parity with or senior to (in each case, with respect to distributions or other payments in respect of Shares) any classes or series of Shares existing immediately prior to such authorization and issuance), for such consideration (which may be cash, any tangible or intangible property or any benefit to the Company, or any combination thereof) as may be determined by the Board of Directors or a committee thereof, unless all of the Shares which the Company is authorized to issue have been issued, subscribed for, or otherwise committed to be issued.  The resolution authorizing the issuance of Shares may provide that any Shares to be issued pursuant to such resolution may be issued in one or more transactions in such numbers and at such times as are set forth in or determined by or in the manner set forth in the resolution, which may include a determination or action by any person or body, including the Company, provided the resolution fixes a maximum number of Shares that may be issued pursuant to such resolution, a time period during which such Shares may be issued and a minimum amount of consideration for which such Shares may be issued.  The Board of Directors may determine the amount of consideration for which Shares may be issued by setting a minimum amount of consideration or approving a formula by which the amount or minimum amount of consideration is determined. The formula may include or be made dependent upon facts ascertainable outside the formula, provided the manner in which such facts shall operate upon the formula is clearly and expressly set forth in the formula or in the resolution approving the formula. The consideration for subscriptions to, or the purchase of, the Shares to be issued by the Company shall be paid in such form and in such manner as the Board of Directors or a committee of the Board of Directors shall determine. In the absence of actual fraud in the transaction, the judgment of the Board of Directors as to the value of such consideration shall be conclusive.

(c)                                  There shall be no limitation or restriction on any variation between any of the different series of Preferred Shares as to the designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof; and the several series of Preferred Shares may, except as hereinafter in this Section 3.2 otherwise expressly provided, vary in any and all respects as fixed and determined by the resolution or resolutions of the Board of Directors or by committee of the Board of Directors, providing for the issuance of the various series.

(d)                                 Except as otherwise required by the Act or this Agreement, including any Share Designation, with respect to one or more series of Preferred Shares, Preferred Shares shall not entitle the holders thereof to any voting rights whatsoever, whether under this Agreement, the Act, at law, in equity or otherwise, and the entire voting power and all voting rights shall be vested exclusively in the holders of the Common Shares, and each Shareholder of the Company who at the time possesses voting power for any purpose shall be entitled to one vote for each Common Share standing in the name of such Shareholder on the books of the Company.

(e)                                  Except as otherwise required by the Act or this Agreement, the Company, the Board of Directors or a committee of the Board of Directors on behalf of the Company, without the consent of any Shareholder or any other Person, may issue rights, options and warrants entitling their holders to acquire from the Company Shares of any class or series, and such rights, options and warrants may be evidenced by instruments approved by the Board of Directors or any committee thereof. The terms upon which, including the time or times which may be limited or unlimited in duration, at or within which, and the consideration (including a formula by which such consideration may be determined) for which any such Shares may be acquired from the Company upon the exercise of any such right, option or warrant, shall be such as shall be stated in a resolution adopted by the Board of Directors or committee thereof providing for the creation and issue of such rights, options or warrants, and, in every case, shall be set forth or incorporated by reference in the instrument or instruments evidencing such rights, warrants or options.  A formula by which such consideration may be determined may include or be made dependent upon facts ascertainable outside the formula, provided the manner in which such facts shall operate upon the formula is clearly and expressly set forth in the formula or in the resolution approving the formula. In the absence of actual fraud in the transaction, the judgment of the Directors as to the consideration for the issuance of such rights, options and warrants and the sufficiency thereof shall be conclusive. The Board of Directors or a committee thereof may, by a resolution adopted by the Board or committee thereof, authorize one or more Officers to do one or both of the following: (i) designate Officers and employees of the Company Group to be recipients of such rights, options or warrants created by the Company, and (ii) determine the number of such rights, options or warrants to be received by such Officers and employees; provided, however, that the resolution so authorizing such Officer or Officers shall specify the total number of rights, options or warrants such Officer or Officers may so award. The Board of Directors or committee thereof may not authorize an Officer to designate himself or herself as a recipient of any such rights, options or warrants.

(f)                                   Except as otherwise required by the Act or this Agreement, the Company, and the Board of Directors or a committee thereof on behalf of the Company, without the consent of any Shareholder or any other Person, is hereby authorized to (i) execute, deliver and administer the Equity Incentive Plan and the Warrant Agreement, and (ii) issue one or more Shares (and rights, options and warrants related thereto) pursuant to any Equity Incentive Plan or the Warrant Agreement. The 2011 Incentive Plan, Warrant Agreement, Assumed Options, Assumed Restricted Stock Unit Awards and Assumed Warrants are hereby assumed by the Company as of the Effective Time.  Each Share hereby authorized to be issued pursuant to the 2011 Incentive Plan and the Warrant Agreement, and each Share underlying the Assumed Options, Assumed Restricted Stock Unit Awards and Assumed Warrants, is hereby reserved for issuance.

Section 3.3                              Provisions Relating to Common Shares. The designations, powers, preferences, rights, qualifications, limitations and restrictions of the Common Shares are as follows:

(a)                                 General. Except as otherwise provided herein, all Common Shares shall have identical rights and privileges in every respect.

(b)                                 Distributions. Subject to any prior rights and preferences contained in any Share Designation, the Common Shareholders shall be entitled to participate, on a pro rata basis in accordance with the number of Common Shares held, in any distributions by the Company to the Common Shareholders, whether in cash, Shares or otherwise, as may be declared by the Board of Directors or a duly authorized committee of the Board of Directors in its discretion from time to time in accordance with this Agreement. Distributions payable under this Section 3.3(b) may be paid to the Shareholders of the Outstanding Common Shares as of a Record Date fixed by the Board of Directors.

(c)                                  Voting.

(i)                                     The Common Shares shall be Voting Shares, and the Common Shareholders shall be entitled to one vote for each Common Share held by them on all matters on which Shareholders holding Voting Shares are entitled to vote.

(ii)                                  The Common Shareholders are not entitled to cumulate votes in the election of Directors in any manner, including the manner contemplated by Section 214 of the DGCL (assuming the Company were a Delaware corporation, the Common Shareholders were stockholders of a Delaware corporation and the Directors were directors of a Delaware corporation).

(d)                                 Liquidation. In the event of any voluntary or involuntary liquidation, dissolution, or winding-up of the Company, after all creditors of the Company shall have been satisfied, and subject to the payment of all sums payable in respect of Preferred Shares, if any, the Common Shareholders shall share in all distributions of the Company’s remaining assets in accordance with Section 8.1. For purposes of this Section 3.3(d), none of the merger, the consolidation or conversion of the Company into or with another entity or form of entity, or the merger or consolidation of any other entity into or with the Company, or the sale, transfer, or other disposition of All or Substantially All the assets of the Company, shall be deemed to be a voluntary or involuntary liquidation, dissolution, or winding-up of the Company.

Section 3.4                              Provisions Relating to the Preferred Shares. The designations, powers, preferences, rights, qualifications, limitations and restrictions of the Preferred Shares are as follows:

(a)                                 The Preferred Shares may be issued from time to time in one or more series. The Preferred Shares of each series shall have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as are stated and expressed herein or in a Share Designation.

(b)                                 Authority is hereby expressly granted to and vested in the Board of Directors or a committee of the Board of Directors, to the extent permitted by law and as set forth in this Agreement and/or any Share Designation, to authorize the issuance of Preferred Shares from time to time in one or more series (which, subject to the provisions of any other Share Designation in respect of which Preferred Shares are then issued and outstanding, may rank junior to, on parity with or senior to (in each case, with respect to distributions or other payments in respect of Shares) any classes or series of Shares existing immediately prior to such authorization and issuance), and with respect to each such series to fix in a Share Designation the voting powers, full or limited, if any, of Shares of such series and the designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations and restrictions thereof.

The authority of the Board of Directors, or a committee thereof, with respect to the authorization and issuance of any Preferred Shares pursuant to a Share Designation shall include, but not be limited to, the determination or fixing of (i) distribution rights, (ii) distribution rates (iii) conversion rights, (iv) exchange rights, (v) voting rights, (vi) rights and terms of redemption (including sinking and purchase fund provisions), (vii) redemption price or prices, and (viii) the dissolution preferences and the rights with respect to any distribution of assets of any wholly unissued series of Preferred Shares and the number of shares constituting any such series, and the designation thereof, or any of them.

The authority of the Board of Directors, or a committee thereof, shall further include the power to increase or decrease of the number of Shares of any series so created, subsequent to the issue of that series but not below the number of Shares of such series then outstanding. In case the number of Shares of any series shall be so decreased, the Shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of Shares of such series.

Section 3.5                              No Preemptive Rights. Except as otherwise provided in a Share Designation or as determined by the Board of Directors, no Person shall have any preemptive, preferential or other similar right with respect to the issuance of any Shares, whether such Shares are unissued, held in treasury or hereafter created.

Section 3.6                              Fractions of Shares. The Company may, but shall not be required to, issue fractions of a Share. If the Company does not issue fractions of a Share, it shall (1) arrange for the disposition of fractional interests by those entitled thereto, (2) pay in cash the fair value of fractions of a Share as of the time when those entitled to receive such fractions are determined or (3) issue scrip or warrants in registered form (either represented by a Certificate or uncertificated) which shall entitle the holder to receive a full Share upon the surrender of such scrip or warrants aggregating a full Share. Scrip or warrants shall not, unless otherwise provided in the evidence thereof, entitle the holder to exercise voting rights, to receive distributions thereon or to participate in any of the assets of the Company in the event of liquidation. The Board of Directors may cause scrip or warrants to be issued subject to the conditions that they shall become void if not exchanged for Certificates representing full Shares or uncertificated full Shares before a specified date, or subject to the conditions that the Shares for which scrip or warrants are exchangeable may be sold by the Company and the proceeds thereof distributed to the holders of scrip or warrants, or subject to any other conditions which the Board of Directors may impose. For purposes of this Section 3.6, “fair value” has the meaning given to such term in the jurisprudence interpreting and applying Section 155 of the DGCL, as if the Company were a Delaware corporation.

ARTICLE 4
CERTIFICATES, TRANSFERS AND REDEMPTION

Section 4.1                              Certificates.

(a)                                 Form and Execution of Certificates. Unless the Board of Directors shall determine otherwise in respect of some or all of any or all classes or series of Shares, the Shares of the Company shall be uncertificated, except to the extent otherwise required by applicable law and except to the extent Shares are represented by outstanding certificates representing CIFC Corp. Common Stock that have not been surrendered to the Company. Notwithstanding the foregoing, every holder of Shares in the Company that are provided to be certificated shall be entitled to have a Certificate signed by, or in the name of the Company by, the Chairman of the Board, or by any President or Co-President or any Vice President and by the Chief Financial Officer or Assistant Treasurer or the Secretary or Assistant Secretary, certifying the number of Shares owned by such holder in the Company. Certificates for the Shares of the Company shall be in such form as is consistent with this Agreement and applicable law. Any or all of the signatures on the Certificate may be a facsimile and may be sealed with the seal of the Company, if any, or a facsimile thereof. In case any Officer, Transfer Agent, or registrar who has signed or whose facsimile signature has been placed upon a Certificate shall have ceased to be such Officer, Transfer Agent, or registrar before such Certificate is issued, it may be issued with the same effect as if he, she or it were such Officer, Transfer Agent, or registrar at the date of issue. Except as otherwise provided by law, the rights and obligations of the holders of uncertificated Shares and the rights and obligations of the holders of Certificates representing Shares of the same class and series shall be identical. Any Certificates shall be consecutively numbered and shall be entered in the books of the Company as they are issued and shall exhibit the Shareholder’s name and the number of Shares.

(b)                                 Lost or Destroyed Certificates. The Company may issue in place of any certificate or certificates theretofore issued by the Company alleged to have been lost or destroyed. When issuing a new certificate or certificates, the Company may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to indemnify the Company in such manner as it shall require and/or to give the Company a surety bond in such form and amount as it may direct as indemnity against any claim that may be made against the Company with respect to the certificate alleged to have been lost or destroyed.

(c)                                  Registered Shareholders. The Company shall be entitled to recognize the Person registered on its books, or, if such books are maintained by the Transfer Agent, on the books of the Transfer Agent, as the owner of Shares, and shall not be bound to recognize any equitable or other claim to or interest in such Shares on the part of any other Person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

(d)                                 Regulations. Subject to Section 4.3, the Board of Directors shall have the power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer, and registration of Shares and/or the replacement of Certificates for Shares of the Company.

(e)                                  Legends. The Board of Directors shall have the power and authority to provide that Certificates representing Shares, or entries in its books or other electronic system recording ownership of Shares, bear such legends as the Board of Directors deems appropriate to ensure that the Company does not become liable for violations of federal or state securities laws or other applicable law. Certificates shall contain such provisions as would be required pursuant to Section 151 and Section 202 of the DGCL (as if such Certificates were stock certificates and the Company were a Delaware corporation) and the Company shall send such notice to Shareholders owning uncertificated Shares as would be required pursuant to Section 151 and Section 202 of the DGCL (as if any such Shareholder owning such Shares were an owner of stock of a Delaware corporation and the Company were a Delaware corporation).

(f)                                   Electronic Securities Recordation. Notwithstanding the provisions set forth elsewhere in this Agreement, the Company may adopt a system of issuance, recordation and transfer of the Shares by electronic or other means not involving any issuance of Certificates, provided the use of such system by the Company is permitted in accordance with applicable law.

Section 4.2                              Transfer Generally.

(a)                                 The term “transfer,” when used in this Agreement with respect to a Share, shall be deemed to refer to a transaction by which a Shareholder assigns such Share to another Person who is or becomes a Shareholder, and includes a sale, assignment, gift, exchange or any other disposition by law or otherwise, including any transfer upon foreclosure of any pledge, encumbrance, hypothecation or mortgage. No Share shall be transferred, in whole or in part, except in accordance with the terms and conditions set forth in this Article 4. To the fullest extent permitted by law, any transfer or purported transfer of a Share not made in accordance with this Article 4 shall be null and void.

(b)                                 By acceptance of the transfer of any Share in accordance with this Article 4, each transferee of a Share shall be admitted to the Company as a Shareholder in accordance with Section 5.1.

(c)                                  Subject to (i) the provisions of this Article 4 and any other restrictions set forth in this Agreement, (ii) the provisions of any Share Designation, and (iii) any contractual provision binding on any Shareholder, Shares shall be freely transferable to any Person and shall be made on the books of the Company after receipt of a request with proper evidence of succession, assignation or authority to transfer by the registered Shareholder, and in the case of Shares represented by a certificate, upon surrender of the certificate.

Section 4.3                              Restrictions on Transfers.

(a)                                 Except as provided in Section 4.3(c) below, but notwithstanding the other provisions of this Article 4, no transfer of any Shares shall be made if such transfer would

(i) violate the then applicable U.S. federal or state securities laws or rules and regulations of the SEC, any state securities commission or any other governmental authority with jurisdiction over such transfer, (ii) terminate the existence of the Company under the laws of the jurisdiction of its formation, or (iii) cause the Company to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for U.S. federal income tax purposes (to the extent not already so treated or taxed).

(b)                                 The Board of Directors may impose restrictions on the transfer of Shares if it receives an Opinion of Counsel that such restrictions are necessary or advisable to avoid a significant risk of the Company becoming taxable as a corporation or otherwise becoming taxable as an entity for U.S. federal income tax purposes. Notwithstanding any other provision of this Agreement (including Article 13), the Board of Directors may impose such restrictions by amending this Agreement without the consent of any Person.

(c)                                  Nothing contained in this Article 4, or elsewhere in this Agreement, shall preclude the settlement of any transactions involving Shares entered into through the facilities of any National Securities Exchange on which such Shares are listed for trading.

Section 4.4                              Repurchase of Shares by the Company. Except as otherwise provided in this Agreement or in any Share Designation, the Company, and the Board of Directors on behalf of the Company, without the consent of any Shareholder or any other Person, but subject to Section 8.3, shall have the authority to acquire, by purchase, redemption or otherwise, any Shares (or any rights, options or warrants relating to any class or series of any Shares).

Section 4.5                              Treasury Shares. Notwithstanding Section 18-702 of the Act, unless otherwise determined by the Board of Directors, any Shares acquired or otherwise held by the Company shall not be automatically deemed canceled and instead shall be deemed to be authorized and issued Shares held in the treasury of the Company and may subsequently be sold, disposed of or cancelled in accordance with this Agreement.

ARTICLE 5
THE SHAREHOLDERS

Section 5.1                              Shareholders.

(a)                                 A Person shall automatically be admitted as a Shareholder and shall become bound by the terms of this Agreement if such Person purchases or otherwise lawfully acquires (whether from the Company, any Shareholder or otherwise) any Share. Any Person admitted to the Company as a Shareholder shall be deemed to agree to be bound by each provision of this Agreement. A Person may become a Shareholder without the consent or approval of any of the Shareholders. A Person may not become a Shareholder without acquiring a Share.

(b)                                 The name and mailing address of each Shareholder shall be included on the books and records of the Company maintained for such purpose by the Company or the Transfer Agent. The Secretary of the Company shall (or shall cause the Transfer Agent to) update the books and records of the Company from time to time as necessary to reflect accurately the information required to be contained therein.

(c)                                  Except as otherwise expressly provided by the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be the debts, obligations and liabilities solely of the Company, and no Shareholder shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Shareholder.

(d)                                 Shareholders may not be expelled from or removed as Shareholders of the Company. Shareholders shall not have any right to resign from the Company as a Shareholder; provided that when a transferee of a Shareholder’s Share(s) is admitted to the Company as a Shareholder, such transferring Shareholder shall cease to be a Shareholder with respect to the Share(s) so transferred. Notwithstanding the foregoing or any other provision of this Agreement, the Company may continue to treat the transferring Shareholder as the Shareholder with respect to the transferred Shares for all purposes of this Agreement until the transferee of such Shares is included in the books and records of the Company maintained for such purpose.

Section 5.2                              Management of Business. No Shareholder, in its capacity as such, shall participate in the operation or management of the Company’s business, transact any business in the Company’s name or have the power to sign documents for or otherwise bind the Company by reason of being a Shareholder. Notwithstanding the foregoing, the Shareholders have all the rights and powers specifically set forth in this Agreement.

Section 5.3                              Inspection of Books and Records.

(a)                                 Any Shareholder, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose, and to make copies and extracts from (1) the Company’s register of its Shares, a list of its Shareholders and its other books and records and (2) any subsidiary’s books and records, to the extent that (a) the Company has actual possession or control of the books and records of such subsidiary or (b) the Company could obtain such records through the exercise of control over such subsidiary, provided that as of the date of the making of the demand: (1) such inspection of such books and records of the subsidiary would not constitute a breach of an agreement between the Company or the subsidiary and a Person or Persons not affiliated with the Company and (2) the subsidiary would not have the right under the law applicable to it to deny the Company access to such books and records upon demand by the Company. In every instance where the Shareholder is other than a Person listed on the books and records of the Company as the registered owner of Shares, the demand under oath shall state the Person’s status as a beneficial owner of Shares, be accompanied by documentary evidence of beneficial ownership of Shares, and state that such documentary evidence is a true and correct copy of what it purports to be. A proper purpose shall mean a purpose reasonably related to such Person’s interest as a Shareholder. In every instance where an attorney or other agent shall be the Person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing which authorizes the attorney or other agent to so act on behalf of the Shareholder. The demand under oath shall be directed to the Company at its registered office in the State of Delaware or at its principal place of business. To the extent not inconsistent with the foregoing, the inspection right set forth in this Section 5.3(a) shall be applied, and subject to any applicable defenses, as if (1) a Shareholder making a demand pursuant to this Section 5.3 were a stockholder of a Delaware corporation and the Company were a Delaware corporation, and (2) such Shareholder was making a demand pursuant to Section 220 of the DGCL (and such demand shall be interpreted in accordance with the jurisprudence regarding Section 220 of the DGCL).

(b)                                 Any Director shall have the right to examine (i) the Company’s register of its Shares, (ii) a list of the Company’s Shareholders and (iii) the Company’s other books and records for a purpose reasonably related to the Director’s position as a Director of the Company.

(c)                                  As used in this Section 5.3, (i)”subsidiary” means any entity directly or indirectly owned, in whole or in part, by the Company and which is controlled, directly or indirectly, by the Company, including, corporations, partnerships, limited partnerships, limited liability partnerships, limited liability companies, statutory trusts and/or joint ventures and (ii) “under oath” includes statements the declarant affirms to be true under penalty of perjury under the laws of the United States or any state.

(d)                                 Section 18-305(c) of the Act shall be inapplicable to the Company and this Agreement (including, for the avoidance of doubt, to the inspection rights set forth in this Section 5.3).

(e)                                  This Section 5.3 is intended to replace and, to the fullest extent permitted by law, shall replace the Shareholders’ and Directors’ rights under Sections 18-305(a) and (b) of the Act; provided, for the avoidance of doubt, that Section 18-305(f) of the Act shall be applicable to the Company and this Agreement and a Shareholder or Director may bring an action to enforce any right arising under this Section 5.3 in the Court of Chancery.

ARTICLE 6
MEETINGS OF SHAREHOLDERS

Section 6.1                              Place of Meetings.

(a)                                 Meetings of Shareholders may be held at such place, either within or without the State of Delaware, as may be designated by the Board of Directors. The Board of Directors may, in its sole discretion, determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication.

(b)                                 If authorized by the Board of Directors in its sole discretion, and subject to such guidelines and procedures as the Board of Directors may adopt, Shareholders and proxyholders not physically present at a meeting of Shareholders may, by means of remote communication:

(i)                                     Participate in a meeting of Shareholders; and

(ii)                                  Be deemed present in person and vote at a meeting of Shareholders whether such meeting is to be held at a designated place or solely by means of remote communication, provided that (A) the Company shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a Shareholder or proxyholder, (B) the Company shall implement reasonable measures to provide such Shareholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the Shareholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (C) if any Shareholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Company. “Remote communication” shall include telephone or other voice communications and electronic mail or other form of written or visual electronic communications.

Section 6.2                              Conduct of Shareholder Meetings. Meetings of Shareholders shall be presided over by the Chairman of the Board, if any, or in his or her absence by the Vice Chairman of the Board, if any, or if none or in the absence of a Vice Chairman of the Board of Directors, by the Chief Executive Officer, or, in the absence of the Chief Executive Officer by the President or a Co-President or, in the absence of the President or a Co-President, a Vice President or, if none of the foregoing is present, by a presiding person designated by the Board of Directors or, in the absence of such designation, by a presiding person chosen by the Shareholders entitled to vote who are present in person or by proxy at the meeting. The order of business at each such meeting shall be as determined by the chairman of the meeting. The chairman of the meeting shall have the right, without a vote of Shareholders, to prescribe such rules, regulations and procedures and to do all such acts and things as are necessary or desirable for the proper conduct of the meeting and are not inconsistent with any rules or regulations adopted by the Board of Directors pursuant to the provisions of this Agreement, including (i) the establishment of procedures for the maintenance of order, (ii) limitations on the time allotted to questions or comments on the affairs of the Company, (iii) restrictions on entry to such meeting after the time prescribed for the commencement thereof, and (iv) the opening and closing of the voting for each item upon which a vote is to be taken.

The Secretary of the Company or, in the Secretary’s absence, an Assistant Secretary, shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present, the person presiding over the meeting shall appoint any person present to act as secretary of the meeting.

Section 6.3                              Annual Meetings.

(a)                                 The annual meetings of the Shareholders of the Company, for the purpose of election of Directors and for such other business as may lawfully come before it, shall be held on such date and at such time as may be fixed by resolution of the Board of Directors. If no annual meeting has been held for a period of thirteen (13) months after the Company’s last annual meeting, a special meeting in lieu thereof may be held, and such special meeting shall have, for purposes of this Agreement or otherwise, all the force and effect of an annual meeting.

(b)                                 At an annual meeting of the Shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business (other than nominations of Directors made pursuant to Section 6.12) must be brought before the meeting (i) by or at the direction of the Board of Directors, or a committee appointed by the Board of Directors, for such purpose, or (ii) subject to the terms of the Shareholders Agreement, by a Shareholder of record of the Company at the time of the giving of the notice required in Section 6.11, who is entitled to vote at the meeting and who complies with Section 6.11, or (iii) in accordance with the terms of the Shareholders Agreement. The foregoing clause (ii) shall be the exclusive means for a Shareholder to propose business (other than business included in the Company’s proxy materials pursuant to Rule 14a-8 under the Exchange Act) at an annual meeting of Shareholders.

Section 6.4                              Special Meetings.

(a)                                 Special meetings of the Shareholders of the Company may be called for any purpose or purposes, at any time, by the Chairman of the Board, by the President or by the Chief Executive Officer (if there be such an Officer appointed) or by the Secretary upon resolution of the Board of Directors or at the request in writing of one or more Shareholders holding Voting Shares in the aggregate entitled to cast not less than a majority of the votes at that meeting.

(b)                                 Written requests by Shareholders requesting the special meeting must be signed by each such requesting Shareholder, or a duly authorized agent, and must provide (i) the specific purpose of the meeting and the matters proposed to be acted on at the meeting, the reasons for conducting such business at the meeting, and any material interest in such business of the Shareholders requesting the meeting; (ii) the name and address of each such Shareholder; and (iii) the number of Shares of the Company owned of record or beneficially by each such Shareholder. Shareholders may revoke their requests for a special meeting at any time by written revocation delivered to the Secretary.

Business transacted at a special meeting requested by Shareholders shall be limited to the items stated in the request for such special meeting, unless the Board of Directors submits additional matters to Shareholders at any such special meeting.

Except as provided in Section 6.11(j), no matter shall be properly brought before a special meeting of Shareholders unless such matter shall have been brought before the meeting pursuant to the Company’s notice of such meeting or shall have been submitted by the Board of Directors.

(c)                                  The Board of Directors shall determine whether all requirements set forth in subsection (b) of this Section have been satisfied and such determination shall be binding on the Company and its Shareholders.

If a special meeting of the Shareholders requested by the Shareholders complies with this Section 6.4, such special meeting shall be held at such date, time and place as may be fixed by the Board of Directors; provided, however, a special meeting shall not be held if either (i) the Board of Directors has called, but not yet held, or calls for an annual meeting of Shareholders and an item presented at such annual meeting is identical or substantially similar to the item (a “Similar Item,” and the election of Directors shall be deemed a “Similar Item” with respect to all items of business involving the election or removal of Directors) specified in the request, (ii) an annual or special meeting was held not more than twelve (12) months before the request to call the special meeting was received which presented a Similar Item to the item specified in the request, (iii) the request to call the special meeting is received by the Company during the period commencing ninety (90) calendar days prior to the first anniversary of the preceding year’s annual meeting and ending on the date of that year’s annual meeting of Shareholders, or (iv) the request to call the special meeting relates to an item of business that is not a proper subject for Shareholder action under applicable law or this Agreement.

Section 6.5                              Fixing Record Dates.

(a)                                 In order that the Company may determine the Shareholders entitled to notice of any meeting of Shareholders or any adjournment thereof, the Board of Directors may fix a Record Date, which Record Date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which Record Date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the Record Date for determining the Shareholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such Record Date, that a later date on or before the date of the meeting shall be the date for making such determination.

If no Record Date is fixed by the Board of Directors, the Record Date for determining Shareholders entitled to notice of or to vote at a meeting of Shareholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

(b)                                 In order that the Company may determine the Shareholders entitled to receive payment of any distribution or allotment of any rights or the Shareholders entitled to exercise any rights in respect of any change, conversion or exchange of Shares, or for the purpose of any other lawful action, the Board of Directors may fix a Record Date, which Record Date shall not precede the date upon which the resolution fixing the Record Date is adopted, and which Record Date shall be not more than sixty (60) days prior to such action. If no Record Date is fixed, the Record Date for determining Shareholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Section 6.6                              Notice of Meetings.

(a)                                 Except as otherwise provided by law, notice of each meeting of Shareholders, specifying the place, if any, date and hour and purpose or purposes of the meeting, and the means of remote communication, if any, by which Shareholders and proxyholders may be deemed to be present in person and vote at such meeting, shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each Shareholder entitled to vote thereat, directed to his, her or its address as it appears upon the books of the Company.

If mailed, such notice shall be deemed to be delivered when deposited in the United States mail with postage thereon prepaid, addressed to the Shareholder at his, her or its address as it appears on the share transfer books of the Company. If notice is given by Electronic Transmission, such notice shall be deemed to be given at the times provided in the DGCL.

Meetings may be held without notice if all Shareholders entitled to vote are present, or if notice is waived by those not present.

Any previously scheduled meeting of the Shareholders may be postponed, and any special meeting of the Shareholders called by the Board of Directors may be cancelled, by resolution of the Board of Directors upon public announcement made prior to the date previously scheduled for such meeting of Shareholders.

(b)                                 If at any meeting action is proposed to be taken which, if taken, would entitle Shareholders fulfilling the requirements of Section 262(d) of the DGCL (pursuant to Section 12.4 of this Agreement) to an appraisal of the fair value of their Shares, the notice of such meeting shall contain a statement to that effect and shall be accompanied by a copy of that statutory section.

(c)                                  Any meeting of Shareholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken.

The chairman of the meeting or a majority of the Shares so represented shall have the right and authority to adjourn a meeting of Shareholders whether or not there is a quorum. At the adjourned meeting, the Company may transact any business which might have been transacted at the original meeting.

A determination of Shareholders of record entitled to notice of or to vote at a meeting of Shareholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new Record Date for determination of Shareholders entitled to vote at the adjourned meeting, and in such case shall also fix as the Record Date for Shareholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of Shareholders entitled to vote in accordance herewith at the adjourned meeting.

Section 6.7                              Quorum and Voting.

(a)                                 At all meetings of Shareholders except where otherwise provided by law or this Agreement, the presence, in person or by proxy duly authorized, of the holders of a majority of the Outstanding Shares entitled to vote generally in the election of Directors shall constitute a quorum for the transaction of business, except that when specified business is to be voted on by a class or series of Shares voting as a class, the holders of a majority of the Shares of such class or series shall constitute a quorum of such class or series for the transaction of such business. The Shareholders present at a duly called or convened meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough Shareholders to leave less than a quorum. At any adjourned meeting at which a quorum shall be present, in person or by proxy, any business may be transacted which may have been transacted at the original meeting had a quorum been present.

(b)                                 When a quorum is present at any meeting, the vote of the holders of at least a majority of the voting power of the Outstanding Shares entitled to vote on the matter who are present, in person or by proxy, shall be valid and binding on the Company, unless the matter to be acted upon is one that, by express provision of this Agreement, including Section 9.1(b) with respect to the election of Directors (or, in the event a provision of this Agreement does not address a vote that would be required if the Company were a Delaware corporation, an express provision of the DGCL), requires a different vote, in which case such express provision shall govern and control the required vote for the matter to be acted upon.

Section 6.8                              Voting Rights.

(a)                                 Except as otherwise provided by law, only persons in whose names Shares entitled to vote stand on the records of the Company on the Record Date for determining the Shareholders entitled to vote at such meeting shall be entitled to vote at such meeting.

Shares standing in the names of two or more persons shall be voted or represented in accordance with the determination of the majority of such persons, or, if only one of such persons is present in person or represented by proxy, such person shall have the right to vote such Shares and such Shares shall be deemed to be represented for the purpose of determining a quorum.

(b)                                 Every person entitled to vote shall have the right to do so either in person or by an agent or agents authorized by a written proxy executed by such person or his duly authorized agent, which proxy shall be filed with the Secretary of the Company at or before the meeting at which it is to be used. Such proxy so appointed need not be a Shareholder.

No proxy shall be voted on after three (3) years from its date unless the proxy provides for a longer period. Unless and until voted, every proxy shall be revocable at the discretion of the person who executed it or of his legal representatives or assigns, except that a duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power.

Section 6.9                              Voting Procedures and Inspectors of Elections.

(a)                                 The Board of Directors by resolution shall, in advance of any meeting of Shareholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The Company may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of Shareholders, the person presiding at the meeting may appoint one or more inspectors to act at the meeting. The inspector(s) may appoint or retain other Persons to assist the inspector(s) in the performance of the duties of the inspector(s). Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability.

(b)                                 The inspector(s) shall (i) ascertain the number of Outstanding Shares and the voting power of each, (ii) determine the Shares represented at a meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspector(s), and (v) certify their determination of the number of Shares represented at the meeting and their count of all votes and ballots.

The inspector(s) shall have the other duties prescribed by Section 231(b) of the DGCL, which shall apply as if the Company was a Delaware corporation and the inspector(s) were inspector(s) appointed by a Delaware corporation.

(c)                                  The date and time of the opening and the closing of the polls for each matter upon which the Shareholders will vote at a meeting shall be announced at the meeting. No ballot, proxies or votes, nor any revocations thereof or changes thereto, shall be accepted by the inspector(s) after the closing of the polls unless the Court of Chancery upon application by a Shareholder shall determine otherwise.

(d)                                 In determining the validity and counting of proxies and ballots, the inspector(s) shall be limited to an examination of the proxies, any envelopes submitted with those proxies, any information provided by a Shareholder who submits a proxy by telegram, cablegram or other Electronic Transmission from which it can be determined that the proxy was authorized by the Shareholder, ballots and the regular books and records of the Company, except that the inspector(s) may consider other reliable information for the limited purpose of reconciling proxies and ballots submitted by or on behalf of banks, brokers, their nominees or similar persons which represent more votes than the holder of a proxy is authorized by the record owner to cast or more votes than the Shareholder holds of record. If the inspector(s) consider other reliable information for the limited purpose permitted herein, the inspector(s) at the time they make their certification pursuant to subsection (b)(v) of this section shall specify the precise information considered by them including the person or persons from whom they obtained the information, when the information was obtained, the means by which the information was obtained and the basis for the inspectors’ belief that such information is accurate and reliable.

(e)                                  Notwithstanding the foregoing, this Section 6.9 shall be inapplicable in whole or in part in connection with any meeting of Shareholders to the extent that, at the time of such meeting, the corresponding provisions of Section 231 of the DGCL would be inapplicable in connection with such meeting assuming the Company were a Delaware corporation, the Shares were shares of stock of a Delaware corporation and the Shareholders were stockholders of such Delaware corporation.

Section 6.10                       List of Shareholders.

(a)                                 The Officer who has charge of the Share ledger of the Company shall prepare and make, at least ten (10) days before every meeting of Shareholders, a complete list of the Shareholders entitled to vote at said meeting, provided, however, if the Record Date for determining Shareholders entitled to vote is less than ten (10) days before the meeting date, the list shall reflect the Shareholders entitled to vote as of the tenth (10th) day before the meeting date, arranged in alphabetical order, showing the address of and the number of shares registered in the name of each Shareholder. The Company need not include electronic mail addresses or other electronic contact information on such list.

(b)                                 Such list shall be open to the examination of any Shareholder for any purpose germane to the meeting for a period of at least ten (10) days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours at the principal place of business of the Company.

(c)                                  In the event that the Company determines to make the list available on an electronic network, the Company may take reasonable steps to ensure that such information is available only to Shareholders of the Company.

(d)                                 If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any Shareholder who is present.

(e)                                  If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any Shareholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.

Section 6.11                       Shareholder Proposals at Annual Meetings.

(a)                                 [RESERVED]

(b)                                 In addition to any other applicable requirements for business to be properly brought before an annual meeting by a record Shareholder, (i) the record Shareholder must have given timely notice thereof, in accordance with Paragraph (c) below, (ii) any such business must be a proper matter for Shareholder action under Delaware law and (iii) the record Shareholder and the beneficial owner, if any, on whose behalf any such proposal is made, must have acted in accordance with the representations set forth in the Business Solicitation Statement required by this Agreement.

(c)                                  To be timely, a record Shareholder’s notice must be delivered in writing to the Secretary at the Company’s principal executive offices not less than ninety (90) days or more than one hundred twenty (120) days prior to the first anniversary of the previous year’s annual meeting of Shareholders; provided, however, that if the Company did not hold an annual meeting the prior year, or if the date of the applicable annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, notice by the Shareholder must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of (i) the ninetieth (90th) day prior to such annual meeting or, (ii) if the first public announcement of the date of such annual meeting is less than one hundred (100) days prior to the date of such annual meeting, the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Company. For purposes of determining the deadline for such notice in connection with the annual meeting to take place in 2016, the first anniversary of the previous year’s annual meeting shall be deemed to be June 26, 2016.

(d)                                 In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of a Shareholder’s notice as described above.

(e)                                  Other than with respect to Shareholder proposals relating to director nomination(s), which requirements are set forth in Section 6.12 below, a Shareholder’s notice to the Secretary shall set forth as to each matter the Shareholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the meeting; (ii) the text of the proposal or business (including the text of any resolutions proposed for consideration, and in the event that such business includes a proposal to amend this Agreement, the language of the proposed amendment); (iii) the reasons for conducting such business at the meeting and any material interest in such business of such Shareholder and the beneficial owner, if any, on whose behalf the proposal is made, and a description of all agreements, arrangements and understandings between such Shareholder and beneficial owner, if any, and any other Person or Persons (including their names) in connection with the proposal of such business by such Shareholder; (iv) as to the Shareholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made and any Shareholder Associated Person (as defined below) or any member of such Shareholder’s immediate family sharing the same household, (A) the name and address (in the case of the Shareholder, as they appear on the Company’s books), (B) the class or series and number of Shares or other securities of the Company which are, directly or indirectly, owned beneficially and of record by such Person, (C) any option, warrant, convertible security, Share appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of Shares or other securities of the Company or with a value derived in whole or in part from the value of any class or series of Shares or other securities of the Company, whether or not such instrument or right shall be subject to settlement in the underlying class or series of Shares or other securities of the Company or otherwise (a “Derivative Instrument”), directly or indirectly owned beneficially by such Person and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of Shares of the Company, (D) any proxy, contract, arrangement, understanding, or relationship pursuant to which such Person has a right to vote any Shares or other security of the Company, (E) any short interest in any security of the Company (for purposes of this Section 6.11(e) a Person shall be deemed to have a “short interest” in a security if such Person directly or indirectly, through any contract, Derivative Instrument, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (F) any rights to dividends or other distributions on the Shares of the Company owned by such Shareholder, Shareholder Associated Person or family member that are separated or separable from the underlying Shares of the Company, (G) any proportionate interest in Shares of the Company or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such Shareholder, Shareholder Associated Person or family member is a general partner or, directly or indirectly, beneficially owns an interest in a general partner or in which any members of such Shareholder’s immediate family have an interest, and (H) any performance-related fees (other than an asset-based fee) that such Shareholder, Shareholder Associated Person or family member is entitled to, based on any increase or decrease in the value of Shares of the Company or Derivative Instruments, if any, as of the date of such notice, (v) a representation that the Shareholder is a holder of record of Shares of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business, (vi) a statement (such statement, a “Business Solicitation Statement”) whether the Shareholder or the beneficial owner, if any, intends to be or is part of a group which intends (A) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s Outstanding Shares required to approve or adopt the proposal or (B) otherwise to solicit proxies from Shareholders in support of such proposal, and (vii) any other information relating to such Shareholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the proposal pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder.

(f)                                   For purposes of this Section 6.11 and Section 6.12, “Shareholder Associated Person” of any Shareholder shall mean (i) any Person controlling or controlled by, directly or indirectly, or acting in concert with, such Shareholder, (ii) any beneficial owner of Shares of the Company owned of record or beneficially by such Shareholder or (iii) any Person controlling, controlled by or under common control with such Shareholder Associated Person.

(g)                                  Notwithstanding anything in this Agreement to the contrary, no business (other than a nomination submitted in accordance with Section 6.12) shall be conducted at the annual meeting except in accordance with the procedures set forth in this Section 6.11, provided, however, that nothing in this Section 6.11 shall be deemed to preclude discussion by any Shareholder of any business properly brought before the annual meeting in accordance with such procedures.

(h)                                 Notwithstanding the foregoing provisions of this Section 6.11, if the Shareholder making a proposal or a qualified representative of such Shareholder does not appear at the annual meeting to present a proposal submitted in compliance with this

Section 6.11 (including without limitation any proposal included in the Company’s proxy statement under Rule 14a-8 under the Exchange Act), such proposal shall not be presented or voted upon at the annual meeting. For purposes of the foregoing sentence, to be considered a “qualified representative” of a Shareholder, a Person must be a duly authorized manager, officer or partner of such Shareholder or must be authorized by such Shareholder in writing to act as such. In the event a qualified representative of a Shareholder will appear at a meeting and make a proposal in lieu of a Shareholder, the Shareholder must provide the notice of such designation at least twenty-four hours prior to the meeting. If no such advance notice is provided only the Shareholder may make the proposal and the proposal may be disregarded in the event the Shareholder fails to appear and make the proposal.

(i)                                     The Person presiding at the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 6.11, and if he or she should so determine, then any such business not properly brought before the meeting shall not be transacted, and the Person presiding at the meeting shall so declare to the meeting.

(j)                                    Nothing in this Section 6.11 shall affect the right of a Shareholder to request inclusion of a proposal in the Company’s proxy statement or information statement pursuant to Rule 14a-8 under the Exchange Act, and any proposal submitted in compliance with Rule 14a-8 under the Exchange Act and included in the Company’s proxy statement or information statement pursuant thereto shall be deemed to be properly before the meeting. For purposes of this Agreement, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the Company with the SEC pursuant to Section 13, 14 or 15(d) of the Exchange Act.

Section 6.12                       Nominations of Persons for Election to the Board of Directors.

(a)                                 Only Persons who are nominated in accordance with the following procedures and the Shareholders Agreement shall be eligible for election or re-election as Directors. Nominations of Persons for election to the Board of Directors of the Company may be made (i) by or at the direction of the Board of Directors, or a committee appointed by the Board of Directors, for such purpose, or (ii) subject to the terms of the Shareholders Agreement, by a Shareholder of record of the Company at the time of the giving of the notice required in Paragraph (c) below, who is entitled to vote for the election of Directors and who complies with this Section 6.12, or (iii) in accordance with the terms of the Shareholders Agreement. The foregoing clause (ii) shall be the exclusive means for a Shareholder to make such nominations.

(b)                                 In addition to any other applicable requirements for nominations of Persons for election to the Board to be properly brought before an annual meeting by a Shareholder (i) such nominations must be made pursuant to timely notice, in accordance with Paragraph (c) below, and (ii) the record Shareholder, the beneficial owner, if any, on whose behalf the nomination is made, and the nominee, must have acted in accordance with the representations set forth in the Nomination Solicitation Notice required by this Agreement.

(c)                                  To be timely, a record Shareholder’s notice must be delivered in writing to the Secretary at the Company’s principal executive offices not less than ninety (90) days or more than one hundred twenty (120) days prior to the first anniversary of the previous year’s annual meeting of Shareholders; provided, however, that if the Company did not hold an annual meeting the prior year, or if the date of the applicable annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, notice by the Shareholder must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of (i) the ninetieth (90th) day prior to such annual meeting or, (ii) if the first public announcement of the date of such annual meeting is less than one hundred (100) days prior to the date of such annual meeting, the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Company. For purposes of determining the deadline for such notice in connection with the annual meeting to take place in 2016, the first anniversary of the previous year’s annual meeting shall be deemed to be June 26, 2016.

(d)                                 Notwithstanding anything in the preceding paragraph to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased and there is no public announcement by the Company naming all of the nominees for director or specifying the size of the increased Board of Directors at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting a record Shareholder’s notice required by this Section 6.12(d) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be received by the Secretary at the principal executive offices of the Company not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Company.

(e)                                  In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of a Shareholder’s notice as described above.

(f)                                   The Shareholder’s notice relating to director nomination(s) shall set forth (i) as to each Person whom the Shareholder proposes to nominate for election or re-election as a director, (A) the name, age, business address and residence address of the Person, (B) the principal occupation or employment of the Person, (C) the class, series and number of shares of the Company which are beneficially owned by the Person being nominated, (D) any other information relating to the Person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Regulation 14A under the Exchange Act, (E) and such Person’s written consent to serve as a Director if elected; (ii) as to the Shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made and any Shareholder Associated Person or any member of such Shareholder’s immediate family sharing the same household, (A) the name and address (in the case of the Shareholder, as they appear on the Company’s books), (B) the class or series and number of Shares or other securities of the Company which are, directly or indirectly, owned beneficially and of record by such Person, (C) any Derivative Instrument, directly or indirectly owned beneficially by such Person and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of Shares of the Company, (D) any proxy, contract, arrangement, understanding, or relationship pursuant to which such Person has a right to vote any Shares or other security of the Company, (E) any short interest in any security of the Company (for purposes of this Section 6.12(f) a Person shall be deemed to have a “short interest” in a security if such Person directly or indirectly, through any contract, Derivative Instrument, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (F) any rights to dividends or other distributions on the Shares of the Company owned by such Shareholder, Shareholder Associated Person or family member that are separated or separable from the underlying Shares of the Company, (G) any proportionate interest in Shares of the Company or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such Shareholder, Shareholder Associated Person or family member is a general partner or, directly or indirectly, beneficially owns an interest in a general partner or in which any members of such Shareholder’s immediate family have an interest, and (H) any performance-related fees (other than an asset-based fee) that such Shareholder, Shareholder Associated Person or family member is entitled to, based on any increase or decrease in the value of Shares of the Company or Derivative Instruments, if any, as of the date of such notice, (iii) a description of any agreement, arrangement or understanding with respect to the nomination between or among such Person, any of its respective affiliates or associates, and any others acting in concert with any of the foregoing, (iv) a representation that the Shareholder is a holder of record of Shares of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such nomination, (v) a statement (such statement, a “Nomination Solicitation Notice”) whether or not such Shareholder or the beneficial owner, if any, intends to be or is part of a group which intends (A) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s Outstanding Shares required to elect the nominee or (B) otherwise to solicit proxies from Shareholders in support of nomination, and (vi) any other information relating to such Shareholder and beneficial owner, if any, or its nominee that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder.

(g)                                  The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as a director of the Company.

(h)                                 No Person shall be eligible for election as a director of the Company unless nominated in accordance with the procedures set forth herein. These provisions shall not apply to nomination of any Persons entitled to be separately elected by holders of Preferred Shares.

(i)                                     Notwithstanding the foregoing provisions of this Section 6.12, if the Shareholder making a nomination or a qualified representative of such Shareholder does not appear at the annual meeting to present a nomination submitted in compliance with this Section 6.12, such nomination(s) shall not be presented or voted upon at the annual meeting. For purposes of the foregoing sentence, to be considered a “qualified representative” of a Shareholder, a Person must be a duly authorized manager, officer or partner of such Shareholder or must be authorized by such Shareholder in writing to act as such. In the event a qualified representative of a Shareholder will appear at a meeting and make a nomination in lieu of a Shareholder, the Shareholder must provide the notice of such designation at least twenty-four (24) hours prior to the meeting. If no such advance notice is provided only the Shareholder may make the nomination and the nomination may be disregarded in the event the Shareholder fails to appear and make the nomination.

(j)                                    The Person presiding at the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if he or she should so determine, then the defective nomination shall be disregarded, and he or she shall so declare to the meeting.

Section 6.13                       No Shareholder Action by Written Consent. Any action required or permitted to be taken by the Shareholders of the Company shall be taken at an annual or special meeting of Shareholders of the Company and shall not be taken by any consent in writing by such Shareholders.

Section 6.14                       Voting of Shares by Certain Holders. Shares of the Company belonging to the Company or to a subsidiary, if a majority of the shares entitled to vote in the election of directors of such subsidiary is held, directly or indirectly, by the Company, shall neither be entitled to vote nor be counted for quorum purposes. Nothing in this Section 6.14 shall be construed as limiting the right of the Company or any subsidiary to vote Shares held by it in a fiduciary capacity. For purposes of this Section 6.14, the term “subsidiary” has the meaning given to such term in Section 5.3(c), and the term “belonging to” has the meaning given to such term in the jurisprudence interpreting and applying Section 160(c) of the DGCL, as if the Company were a Delaware corporation.

Section 6.15                       Corporate Law Incorporation. In furtherance of the foregoing provisions of this Article 6, except as otherwise expressly provided in this Agreement, to the fullest extent permitted by law, the Company shall be subject to and governed by Subchapter VII (excluding sections 212(a), 214, 215, 220, 225 and 226) of the DGCL as if set forth in full herein to the same extent as if the Company were a Delaware corporation formed under the DGCL, and for such purpose the terms “director”, “board of directors”, “corporation”, “stock”, “stockholder”, “certificate of incorporation” and “bylaws” as used in the DGCL shall be deemed to refer to a Director, the Board of Directors, the Company, the Shares, the Shareholders, the Charter Provisions and the Bylaw Provisions, respectively. The parties intend that the foregoing provisions of Subchapter VII of the DGCL shall be applied and interpreted consistently with the jurisprudence regarding such provisions.

ARTICLE 7
CAPITAL ACCOUNTS AND ALLOCATIONS

Section 7.1                              Establishment and Maintenance of Capital Accounts. There shall be established for each Shareholder on the books of the Company as of the date such Shareholder becomes a Shareholder a capital account (each being a “Capital Account”). Each Capital Contribution by any Shareholder, if any, shall be credited to the Capital Account of such Shareholder on the date such Capital Contribution is made to the Company. In addition, each Shareholder’s Capital Account shall be (a) credited with (i) such Shareholder’s allocable share of any Net Income (or items thereof) and items of income and gain specially allocated to such Shareholder under Section 7.4, and (ii) the amount of any Company liabilities that are assumed by the Shareholder or secured by any Company property distributed to the Shareholder and (b) debited with (i) the amount of distributions to such Shareholder of cash or the fair market value of other property so distributed, (ii) such Shareholder’s allocable share of Net Loss (or items thereof) and items of loss and expense specially allocated to such Shareholder under Section 7.3 or Section 7.4, and (iii) the amount of any liabilities of the Shareholder assumed by the Company or which are secured by any property contributed by the Shareholder to the Company. Any other item which is required to be reflected in a Shareholder’s Capital Account under Section 704(b) of the Code and the U.S. Treasury Regulations promulgated thereunder or otherwise under this Agreement shall be so reflected. The Board of Directors shall make such adjustments to Capital Accounts as it determines in its sole discretion to be appropriate to ensure allocations are made in accordance with a Shareholder’s interest in the Company. Interest shall not be payable on Capital Account balances. The Capital Accounts shall be maintained in accordance with the provisions of U.S. Treasury Regulations Section 1.704-1(b)(2)(iv) and, to the extent not inconsistent with such regulation, the provisions of this Agreement.

Section 7.2                              Allocations of Net Income and Loss.

(a)                                 Except as provided in Sections 7.3 and 7.4 below, Net Income and Net Loss (and items thereof) of the Company for each Fiscal Year shall be allocated to the Shareholders so as to, as nearly as possible, increase or decrease, as the case may be, each Shareholder’s Capital Account to the extent necessary such that each Shareholder’s Capital Account is equal to (i) the amount that such Shareholder would receive if the Company were dissolved, its assets sold for their Carrying Value, its liabilities satisfied in accordance with their terms (limited, in the case of an asset subject to nonrecourse liabilities, to the Carrying Value of such asset) and all remaining amounts were distributed to the Shareholders in accordance with Section 16.3 of this Agreement immediately after making such allocation, reduced by (ii) the amount of such Shareholder’s allocable share of any Company Minimum Gain and any Shareholder Minimum Gain (calculated immediately prior to such deemed sale of assets) and (without duplication) by any amount such Shareholder is obligated or is treated as being obligated for U.S. federal income tax purposes to contribute to the Company; provided, however, Net Income and Net Loss (and items thereof) of the Company may be allocated in such other manner a may be determined by the Company to properly reflect the Shareholders’ interests therein.

(b)                                 The Board of Directors shall determine all matters concerning allocations for purposes of Sections 704(b) and 704(c) of the Code not expressly provided for herein in its sole discretion. For the proper administration of the Company and for the preservation of uniformity of the Shares (or any portion or class or series thereof), notwithstanding any other provision of this Agreement (including Article 13), the Board of Directors may, without the consent of any Person, (i) amend the provisions of this Agreement as appropriate (x) to reflect the proposal or promulgation of U.S. Treasury Regulations under Section 704(b) or Section 704(c) of the Code or (y) otherwise to preserve or achieve uniformity of the Shares (or any portion or class or series thereof), and (ii) adopt and employ or modify such conventions and methods as the Board of Directors determines in its sole discretion to be appropriate for (A) the determination for tax purposes of items of income, gain, loss, deduction and credit and the allocation of such items among Shareholders and between transferors and transferees under this Agreement and pursuant to the Code and the U.S. Treasury Regulations promulgated thereunder, (B) the determination of the identities and tax classification of Shareholders, (C) the valuation of Company assets and the determination of tax basis, (D) the allocation of asset values and tax basis, (E) the adoption and maintenance of accounting methods and (F) taking into account differences between the Carrying Values of Company assets and such asset adjusted tax basis pursuant to Section 704(c) of the Code and the U.S. Treasury Regulations promulgated thereunder.

(c)                                  Allocations that would otherwise be made to a Shareholder under the provisions of this Article 7 shall instead be made to the beneficial owner of the Shares held by a nominee in any case in which the nominee has furnished the identity of such owner to the Company in accordance with Section 6031(c) of the Code or any other method determined by the Board of Directors in its sole discretion.

Section 7.3                              Limitation on Loss Allocation. Net Loss (and items thereof) allocated to a Shareholder pursuant to Section 7.2 shall not exceed the maximum amount of losses that can be allocated without causing such Shareholder to have an Adjusted Capital Account Deficit at the end of any Fiscal Year. In the event that any Shareholder would have an Adjusted Capital Account Deficit as a consequence of an allocation of Net Loss (or item thereof) pursuant to Section 7.2, the amount of Net Loss that would be allocated to such Shareholder but for the application of this Section 7.3 shall be allocated to the other Shareholders in proportion to their Percentage Interests to the extent that such allocations would not cause any such Shareholder to have an Adjusted Capital Account Deficit (or not be consistent with the U.S. Treasury Regulations promulgated under Section 704(b) of the Code). Any allocation of items of Net Loss (or item thereof) pursuant to this Section 7.3 shall be taken into account in computing subsequent allocations of Net Income (and items thereof) pursuant to Section 7.2, and prior to any allocation of items in such Section 7.2 so that the net amount of any items allocated to each Shareholder pursuant to Section 7.2 and this Section 7.3 shall, to the maximum extent practicable, be equal to the net amount that would have been allocated to each Shareholder pursuant to the provisions of Section 7.2 and this Section 7.3 if such allocation under this Section 7.3 had not occurred.

Section 7.4                              Special Allocations. Notwithstanding any of the provisions set forth above in this Article 7 to the contrary, the following special allocations shall be made in the following order:

(a)                                 Minimum Gain Chargeback. If there is a net decrease in Company Minimum Gain during any Fiscal Year, each Shareholder shall be specially allocated items of Company income and gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to such Shareholder’s share of the net decrease in Company Minimum Gain, determined in accordance with U.S. Treasury Regulations Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Shareholder pursuant thereto. The items to be so allocated shall be determined in accordance with U.S. Treasury Regulations Section 1.704-2(f)(6) and Section 1.704-2(j)(2). This Section 7.4(a) is intended to comply with the minimum gain chargeback requirement in U.S. Treasury Regulations Section 1.704-2(f) and shall be interpreted consistently therewith.

(b)                                 Shareholder Minimum Gain Chargeback. Notwithstanding any other provision of this Article 7, except Section 7.4(a), if there is a net decrease in Shareholder Minimum Gain attributable to Shareholder Nonrecourse Debt during any Fiscal Year, each Shareholder which has a share of the Shareholder Minimum Gain attributable to such Shareholder Nonrecourse Debt, determined in accordance with U.S. Treasury Regulations Section 1.704-2(i)(5), shall be specially allocated items of Company income and gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to such Shareholder’s share of the net decrease in Shareholder Minimum Gain attributable to such Shareholder Nonrecourse Debt, determined in accordance with U.S. Treasury Regulations Section 1.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Shareholder pursuant thereto. The items to be so allocated shall be determined in accordance with U.S. Treasury Regulations Section 1.704-2(i)(4) and Section 1.704-2(j)(2)(ii). This Section 7.4(b) is intended to comply with the minimum gain chargeback requirement in U.S. Treasury Regulations Section 1.704-2(i)(4) and shall be interpreted consistently therewith.

(c)                                  Qualified Income Offset. In the event that any Shareholder unexpectedly receives any adjustments, allocations or distributions described in U.S. Treasury Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6), items of Company income and gain shall be specifically allocated to each such Shareholder in an amount and manner sufficient to eliminate, to the extent required by the U.S. Treasury Regulations, the Adjusted Capital Account Deficit of such Shareholder as quickly as possible, provided that an allocation pursuant to this Section 7.4(c) shall be made if and only to the extent that such Shareholder would have an Adjusted Capital Account Deficit after all other allocations provided for in this Article 7 have been tentatively made as if this Section 7.4(c) were not in this Agreement. The foregoing provision is intended to comply with U.S. Treasury Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted and applied in a manner consistent with such U.S. Treasury Regulations.

(d)                                 Gross Income Allocation. In the event that any Shareholder has an Adjusted Capital Account Deficit at the end of any Fiscal Year, then each such Shareholder shall be specially allocated items of Company income and gain as quickly as possible, provided that an allocation pursuant to this Section 7.4(d) shall be made only if and to the extent that such Shareholder would have an Adjusted Capital Account Deficit after all other allocations provided for in this Article 7 have been tentatively made as if this Section 7.4(d) were not in this Agreement.

(e)                                  Nonrecourse Deductions. Nonrecourse Deductions for any Fiscal Year shall be allocated to the Common Shareholders in proportion to their Percentage Interests or otherwise as determined by the Board of Directors.

(f)                                   Shareholder Nonrecourse Deductions. Any Shareholder Nonrecourse Deductions for any Fiscal Year or other period shall be specially allocated to the Shareholder who bears the economic risk of loss with respect to the Shareholder Nonrecourse Debt to which such Shareholder Nonrecourse Deductions are attributable in accordance with U.S. Treasury Regulations Section 1.704-2(i).

(g)                                  Adjustments Under Section 754 of the Code. To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Section 734(b) of the Code or Section 743(b) of the Code is required, pursuant to U.S. Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(2) or U.S. Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as the result of a distribution to a Shareholder in complete liquidation of its interest in the Company, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Shareholders in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such U.S. Treasury Regulations section.

(h)                                 Curative Allocations. It is the intent of the Shareholders that, to the extent possible, the allocations set forth in the foregoing provisions of this Section 7.4 will be offset with special allocations of other items of Company income, gain, loss, and deduction pursuant to this Section 7.4(h). Therefore, notwithstanding any other provision of this Article 7 (other than the foregoing provisions of this Section 7.4 hereof), the Board of Directors shall make such offsetting special allocations of Company income, gain, loss, or deduction in whatever manner the Board of Directors determines to be appropriate so that, after such offsetting allocations are made, each Shareholder’s Capital Account balance is, to the extent possible, equal to the Capital Account balance such Shareholder would have had if the allocations set forth in the foregoing provisions of this Section 7.4 were not part of this Agreement. In exercising its discretion under this Section 7.4(h), the Board of Directors shall take into account future allocations under Sections 7.4(a) and 8.4(b) that, although not yet made, are likely to offset other allocations previously made under Sections 7.4(e) and 7.4(f).

Section 7.5                              Tax Incidents. It is intended that the Company will be treated as a pass-through entity for tax purposes. Subject to Section 7.6 below, for U.S. federal and state income tax purposes, all items of Company taxable income, gain, loss, deduction, credit and any other allocations not otherwise provided for shall be allocated among the Shareholders in the same manner as the corresponding item of “book” income, gain, loss or expense was allocated pursuant to the preceding Sections of this Article 7.

Section 7.6                              Section 704(c) Allocations. In accordance with Sections 704(b) and 704(c) of the Code and the U.S. Treasury Regulations promulgated thereunder, taxable income, gain, loss and deduction with respect to any property contributed to the capital of the Company or with respect to any property owned by the Company the Carrying Value of which has been adjusted pursuant to the definition of “Carrying Value” shall, solely for tax purposes, be allocated among the Shareholders so as to take account of any variation between the adjusted tax basis of such property to the Company for U.S. federal income tax purposes and its Carrying Value in accordance with any method permissible under U.S. Treasury Regulations Section 1.704-3. Allocations pursuant to this Section 7.6 are solely for purposes of U.S. federal, state and local taxes and shall not affect, or in any way be taken into account in computing, any Shareholder’s Capital Account or share of Net Income, Net Losses or other items or distributions pursuant to any provision of this Agreement.

Section 7.7                              Allocations in Respect of Transferred Interests. In the case of Shares transferred during any Fiscal Year in compliance with the provisions of Article 4, items of income, gain, loss deduction and credit, and all other items attributable to such transferred Shares or such Fiscal Year shall apportioned between the transferor and the transferee in such manner determined by the Board of Directors to be consistent with applicable law.

ARTICLE 8
DISTRIBUTIONS

Section 8.1                              Distributions to Shareholders. Subject to provisions of law and the other provisions of this Agreement (including any Share Designation), distributions to Shareholders may be declared by the Board of Directors, in its discretion, and may be paid in cash, in property, or in Shares, and such distributions, if declared, (a) shall be made to the Preferred Shareholders, if any, in accordance with any applicable Share Designation and (b) shall be made to the Common Shareholders in accordance with Section 3.3(b). Subject to the provisions of any Share Designation, such declaration and payment by the Company shall be at the discretion of the Board of Directors.

Section 8.2                              Distributions After Dissolution. In the event of the dissolution of the Company, all assets of the Company shall be applied and distributed solely in accordance with, and subject to the terms and conditions of, Section 16.3.

Section 8.3                              Payment. Each distribution in respect of the Shares shall be paid by the Company, directly or through the Transfer Agent or through any other Person or agent, only to Shareholders as of the Record Date set for such distribution. Such payment shall constitute full payment and satisfaction of the Company’s liability in respect of such payment, regardless of any claim of any Person who may have an interest in such payment by reason of an assignment or otherwise.

Section 8.4                              Taxes Paid. The Board of Directors may treat taxes paid by the Company on behalf of, or amounts withheld with respect to, all or less than all of the Shareholders, as a distribution of cash to such affected Shareholders.

Section 8.5                              Reserves. There may be created by the Board of Directors out of funds of the Company such reserve or reserves as the Board from time to time, in its discretion, considers proper to provide for contingencies, to equalize distributions, or to repair or maintain any property of the Company, or for such other purpose as the Board of Directors shall consider beneficial to the Company, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

Section 8.6                              General Restriction. Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not make a distribution to a Shareholder on account of its interest in the Company if such distribution would violate the Act or any other applicable law.

ARTICLE 9
BOARD OF DIRECTORS

Section 9.1                              Number of Directors and Term of Office.

(a)                                 The number of Directors which shall constitute the whole of the Board of Directors shall be not less than three (3) or more than thirteen (13), the number thereof to be determined from time to time by the Board of Directors, subject to the provisions of, and in the manner specified by, this Agreement and the Shareholders Agreement.  Subject to the foregoing provisions for changing the number of Directors, the number of Directors of the Company at the Effective Time has been fixed at ten (10). As of the Effective Time, the Board of Directors will automatically be comprised of the following ten (10) individuals: Paolo Amato, Ehud Barak, Jason Epstein, Peter Gleysteen, Andrew Intrater, Robert B. Machinist, Marco Musetti, Daniel K. Schrupp, Jeffrey S. Serota and Stephen F. Smith.

(b)                                 With the exception of the first Board of Directors, and except as provided in Section 9.4 of this Agreement or the Shareholders Agreement, the Directors shall be elected to one-year terms by a plurality vote of the Shares represented in person or by proxy at the Shareholders’ annual meeting and entitled to vote on the election of Directors. Subject to the Shareholders Agreement, elected Directors shall hold office until the annual meeting when their terms expire and until their successors shall be duly elected and qualified or until his or her earlier death, incapacity, resignation, retirement, disqualification or removal from office. Directors need not be Shareholders. If, for any cause, the Board of Directors shall not have been elected at an annual meeting, they may be elected as soon thereafter as convenient at a special meeting of the Shareholders called for that purpose in the manner provided in this Agreement.

(c)                                  Elections of Directors need not be by written ballot.

Section 9.2                              General Powers. The business and affairs of the Company shall be managed by and under the direction of the Board of Directors. Except as otherwise expressly provided in this Agreement and subject to the provisions of the Shareholders Agreement, the authority and functions of the Board of Directors, on the one hand, and of the Officers, on the other, shall be identical to the authority and functions of the board of directors and officers, respectively, of a corporation organized under the DGCL. The Directors shall have only such authority as set forth in, or contemplated by, this Agreement (including the immediately succeeding sentence) and shall not have the authority that they otherwise would have under the Act unless such authority is otherwise set forth in, or contemplated by, this Agreement (including the immediately subsequent sentence). Except as otherwise expressly provided in this Agreement and subject to the provisions of the Shareholders Agreement, to the fullest extent permitted by law, the Company shall be subject to and governed by Subchapter IV of the DGCL as if set forth in full herein to the same extent as if the Company were a Delaware corporation formed under the DGCL, and for such purpose the terms “director”, “board of directors”, “corporation”, “officer”, “stock”, “stockholder”, “certificate of incorporation” and “bylaws” as used in the DGCL shall be deemed to refer to a Director, the Board of Directors, the Company, an Officer, the Shares, the Shareholders, the Charter Provisions and the Bylaw Provisions, respectively. The parties intend that Subchapter IV of the DGCL shall be applied and interpreted consistently with the jurisprudence regarding such subchapter. Subject to the restrictions imposed by this Agreement, the Board of Directors may exercise all the powers of the Company.

Section 9.3                              Vacancies.

(a)                                 Except as otherwise required by the Shareholders Agreement, vacancies and newly created directorships resulting from any increase in the authorized number of Directors shall be filled only by a majority of the Directors then in office, although less than a quorum, or by a sole remaining Director, and each Director so elected shall hold office for the unexpired portion of the term of the Director whose place shall be vacant and until his successor shall have been duly elected and qualified; provided however, that whenever the holders of any class of Shares or series thereof are entitled by this Agreement to elect one or more Directors, vacancies and newly created directorships of such class or series may be filled only by a majority of the Directors elected by such class or series then in office, or by the sole remaining Director so elected.

(b)                                 A vacancy in the Board of Directors shall be deemed to exist under this section in the case of the death, removal or resignation of any Director, or if the Shareholders fail at any meeting of Shareholders at which Directors are to be elected (including any meeting referred to in Section 6.3) to elect the number of Directors then constituting the whole Board.

Section 9.4                              Resignations and Removals.

(a)                                 Any Director may resign at any time by delivering his resignation to the Secretary in writing or by Electronic Transmission, such resignation to specify whether it will be effective at a particular time, upon receipt by the Secretary or at the discretion of the Board of Directors. If no such specification is made, it shall be deemed effective at the discretion of the Board of Directors.

(b)                                 Except as otherwise required by the Shareholders Agreement, the Board of Directors or any individual Director may be removed from office with or without cause.

Section 9.5                              Meetings.

(a)                                 The Chairman of the Board shall determine whether there will be an annual meeting of the Board of Directors in a given year, and any such meeting shall be held at the place, date and time determined by the Chairman of the Board.

(b)                                 Except as hereinafter otherwise provided, regular meetings of the Board of Directors shall be held at any place, within or without the State of Delaware, which has been designated by resolutions of the Board of Directors or the written consent of all Directors.  Notice need not be given of regular meetings of the Board of Directors held at times and places fixed by resolution of the Board of Directors.

(c)                                  Special meetings of the Board of Directors may be held at any time and place within or without the State of Delaware whenever called by the Chairman of the Board, Chief Executive Officer, a President or the Board of Directors.

(d)                                 Notice of the time and place of all regular and special meetings of the Board of Directors shall be given to each Director by mail, personal delivery, Electronic Transmission or telephone at least twenty-four (24) hours before the day of the meeting. If given by mail, notice shall be deemed to be given on the business day next following the date on which such notice is deposited in the mail, and if given by personal delivery on the day on which dispatched for next day delivery. Notice need not be given to any Director who waives notice in writing, whether before or after the meeting, or who attends the meeting without protesting prior thereto or at its commencement, the lack of notice to such Director.

Section 9.6                              Quorum and Voting.

(a)                                 Except as otherwise provided in the Shareholders Agreement, a quorum of the Board of Directors shall consist of a majority of the whole Board of Directors; provided, however, at any meeting whether a quorum be present or otherwise, a majority of the Directors present may adjourn from time to time until the time fixed for the next regular meeting of the Board of Directors, without notice other than by announcement at the meeting.

(b)                                 At each meeting of the Board at which a quorum is present, all questions and business shall be determined by a vote of a majority of the Directors present, unless a different vote be required by law (as if the Company were a Delaware corporation), the Shareholders Agreement or this Agreement.

(c)                                  Any member of the Board of Directors, or of any committee thereof, may participate in a meeting by means of telephone conference or other communication equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.

Section 9.7                              Action Without Meeting. Unless otherwise restricted by this Agreement or the Shareholders Agreement, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or of such committee, as the case may be, consent thereto in writing or by

Electronic Transmission, and such writing or writings or Electronic Transmissions are filed with the minutes of proceedings of the Board or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 9.8                              Fees and Compensation. Directors and members of committees may receive such compensation, if any, for their services, and such reimbursement for expenses, as may be fixed or determined by resolution of the Board of Directors or a committee thereof.

Section 9.9                              Committees.

(a)                                 Appointment; Powers. The Board of Directors may, subject to the provisions of the Shareholders Agreement, by resolution passed by a majority of the whole Board, from time to time appoint such committees as may be permitted by law. Such committees appointed by the Board of Directors shall, to the extent permitted by law and the Shareholders Agreement, have such powers and perform such duties as may be prescribed by the resolution or resolutions creating such committee.

(b)                                 Term; Committee Membership. The members of all committees of the Board of Directors shall serve a term coexistent with that of the Board of Directors which shall have appointed such committee. The Board, subject to the provisions of subsections (a) or (b) of this Section 9.9 and the Shareholders Agreement, may at any time increase or decrease the number of members of a committee or terminate the existence of a committee; provided that all committees shall consist of at least one member. The membership of a committee member shall terminate on the date of his death or voluntary resignation, but the Board may, except as otherwise required by the Shareholders Agreement, at any time for any reason remove any individual committee member and the Board may fill any committee vacancy created by death, resignation, removal or increase in the number of members of the committee. The Board of Directors may, subject to the provisions of the Shareholders Agreement, designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In addition, in the absence or disqualification of any member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

(c)                                  Meetings. Unless the Board of Directors shall otherwise provide, regular meetings of any committee appointed pursuant to this Section 9.9 shall be held at such times and places as are determined by the Board of Directors, or by any such committee, and when notice thereof has been given to each member of such committee, no further notice of such regular meetings need be given thereafter; special meetings of any such committee may be held at the principal office of the Company, or at any place which has been designated from time to time by resolution of such committee or by written consent of all members thereof, and may be called by any Director who is a member of such committee upon written notice to the members of such committee of the time and place of such special meeting given in the manner provided for the giving of written notice to members of the Board of Directors of the time and place of special meetings of the Board of Directors. Notice of any special meeting of any committee may be waived in writing at any time after the meeting and will be waived by any Director by attendance thereat.

(d)                                 Quorum; Voting. A majority of the authorized number of members of any such committee shall constitute a quorum for the transaction of business, and the act of a majority of those present at any meeting at which a quorum is present shall be the act of such committee.

Section 9.10                                   Interested Contracts or Transactions. A Director or Officer of the Company shall not be disqualified by his office from dealing or contracting with the Company as a vendor, purchaser, employee, agent, or otherwise. No Director or Officer shall be accountable or responsible to the Company for or in respect to any transaction or contract or act of the Company or for any gains or profits directly or indirectly realized by him by reason of the fact that he or any entity of which he is a shareholder, partner, member or director, is interested in such transaction or contract or act; provided the fact that such Director or Officer or such entity is so interested shall have been disclosed or shall have been known to the Board of Directors or such members thereof as shall be present at any meeting of the Board of Directors at which action upon such contract or transaction or act shall have been taken. Any Director may be counted in determining the existence of a quorum at any meeting of the Board of Directors which shall authorize or take action in respect to any such contract or transaction or act, and may vote thereat to authorize, ratify, or approve any such contract or transaction or act, and any Officer of the Company may take any action within the scope of his authority respecting such contract or transaction or act with like force and effect as if he or any entity of which he is a shareholder, partner, member or director, were not interested in such transaction or contract or act. Without limiting or qualifying the foregoing, if in any judicial or other inquiry, suit, cause, or proceeding, the question of whether a Director or Officer of the Company has acted in good faith is material, then notwithstanding any statute or rule of law or of equity to the contrary (if any there be), his good faith shall be presumed, in the absence of proof to the contrary by clear and convincing evidence.

Section 9.11                                   Partnership Tax Status.

(a)                                 In the event that the Board of Directors determines the Company should seek relief pursuant to Section 7704(e) of the Code to preserve the status of the Company as a partnership for U.S. federal (and applicable state) income tax purposes, the Company and each Shareholder shall agree to adjustments required by the tax authorities, and the Company shall pay such amounts as required by the tax authorities, to preserve the status of the Company as a partnership.

(b)                                 In exercising its authority under this Agreement, the Board of Directors may, but shall be under no obligation to, take into account the tax consequences to any Shareholder of any action taken (or not taken) by it. To the fullest extent permitted by law, the Board of Directors and the Company shall not have any liability to a Shareholder for monetary damages or otherwise for losses sustained, liabilities incurred or benefits not derived by such Shareholder in connection with such decisions except to the extent set forth in Article 11.

ARTICLE 10
OFFICERS

Section 10.1                       Officers Designated. Subject to the terms of the Shareholders Agreement, the Board of Directors by majority vote of the whole Board shall elect the Officers of the Company, which may include a Chief Executive Officer, a Chief Operating Officer, a Chief Financial Officer, one or more Presidents or Co-Presidents, a Treasurer, a Secretary, one or more Vice Presidents (any one or more of whom may be given an additional designation of rank or function), and such other officers as the Board of Directors may from time to time deem proper. In addition to the powers and the duties specified herein, all Officers of the Company shall exercise such powers and perform such duties as the Board of Directors, the Chief Executive Officer, the President or any Co-President may from time to time assign to them.

Section 10.2                       Tenure; Vacancies. Subject to the terms of the Shareholders Agreement, the term of office of all Officers shall be until their respective successors have been elected and qualified, but any Officer may be removed from office, either with or without cause, at any time by the Board of Directors. Subject to the terms of the Shareholders Agreement, any vacancy in any office arising from any cause may be filled for the unexpired portion of the term by the Board of Directors.  Nothing in this Agreement shall be construed as creating any kind of contractual right to employment with the Company.

Section 10.3                       Resignation. Any Officer may resign upon notice given in writing or by Electronic Transmission to the Company and such resignation shall take effect upon receipt by the Chairman of the Board, the Chief Executive Officer or the Secretary, unless otherwise specified in the resignation.

Section 10.4                       Compensation. The remuneration of all Officers may be fixed by the Board of Directors or in such manner as the Board of Directors shall provide.

Section 10.5                       Chief Executive Officer. Subject to the terms of the Shareholders Agreement, the Board of Directors may designate a Chief Executive Officer. The Chief Executive Officer shall have general responsibility for implementation of the policies of the Company, as determined by the Board of Directors, and for the management of the business and affairs of the Company. He or she may execute any deed, mortgage, bond, contract or other instrument, except in cases where the execution thereof shall be expressly delegated by the Board of Directors or this Agreement to some other officer or agent of the Company or shall be required by law to be otherwise executed; and in general shall perform all duties incident to the office of Chief Executive Officer and such other duties as may be prescribed by the Board of Directors from time to time.

Section 10.6                       President. In the absence of a Chief Executive Officer, the President or Co-Presidents shall in general supervise and control all of the business and affairs of the Company. In the absence of a designation of a Chief Operating Officer by the Board of Directors, the President or Co-Presidents shall serve as the Chief Operating Officer. He or she may execute any deed, mortgage, bond, contract or other instrument, except in cases where the execution thereof shall be expressly delegated by the Board of Directors or this Agreement to some other officer or agent of the Company or shall be required by law to be otherwise executed;

and in general shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

Section 10.7                       Chief Financial Officer. The Board of Directors may designate a Chief Financial Officer. The Chief Financial Officer shall have the responsibilities and duties as set forth by the Board of Directors or the Chief Executive Officer or, in the absence of a Chief Executive Officer, the President or any Co-President.

Section 10.8                       Chief Operating Officer. The Board of Directors may designate a Chief Operating Officer. The Chief Operating Officer shall have the responsibilities and duties as set forth by the Board of Directors or the Chief Executive Officer or, in the absence of a Chief Executive Officer, the President or any Co-President.

Section 10.9                       Chief Investment Officer. The Board of Directors may designate a Chief Investment Officer. The Chief Investment Officer shall have the responsibilities and duties as set forth by the Board of Directors or the Chief Executive Officer or, in the absence of a Chief Executive Officer, the President or any Co-President.

Section 10.10                            Vice Presidents. The Vice Presidents, whose titles may be specified by the Board of Directors, shall perform such duties as may be assigned by the Board of Directors, the Chief Executive Officer or the President or any Co-President.

Section 10.11                            General Counsel. The Board of Directors may designate a General Counsel. The General Counsel shall have the responsibilities and duties as set forth by the Board of Directors or the Chief Executive Officer or, in the absence of a Chief Executive Officer, the President or any Co-President.

Section 10.12                            Treasurer. The Treasurer shall have charge of and be responsible for all funds, securities, receipts and disbursements of the Company, shall deposit or cause to be deposited in the name of the Company all funds of the Company to its credit in such banks, trust companies or other depositories as may from time to time be designated by the Board of Directors or pursuant to authority granted by the Board of Directors. The Treasurer may endorse for collection on behalf of the Company, checks, notes and other obligations, shall keep accurate accounts of all funds received or paid for the account of the Company, and shall render to the Board of Directors, the Chief Executive Officer, the President, any Co-President and the Chief Financial Officer of the Company, whenever requested, an account of the financial condition of the Company and other reports with respect to the financial resources, borrowings or condition of the Company. The Treasurer shall perform such other and further duties as may be assigned by the Board of Directors, the President or the Chief Financial Officer.

Section 10.13                            Assistant Treasurers. The Assistant Treasurer or Treasurers shall perform the duties and exercise the powers of the Treasurer in the Treasurer’s absence or during the Treasurer’s inability to act, and shall perform such other and further duties as may be assigned by the Board of Directors, the Chief Executive Officer, the President, any Co-President, the Chief Financial Officer or the Treasurer.

Section 10.14                            Secretary. The Secretary shall record the proceedings of all meetings of the Board of Directors and of the Shareholders in a book to be kept for that purpose, give or cause to be given all notices required by this Agreement, resolutions of the Board of Directors and provisions of law, have custody of the seal of the Company and authority to affix the seal on all documents properly executed on behalf of the Company and to attest the same, and shall perform such other and further duties as may be assigned by the Board of Directors, the Chief Executive Officer or, in the absence of a Chief Executive Officer, the President or any Co-President.

Section 10.15                            Assistant Secretaries. The Assistant Secretary or Secretaries shall perform the duties and exercise the powers of the Secretary in the Secretary’s absence or during the Secretary’s inability to act, and shall perform such other and further duties as may be assigned by the Board of Directors, the Chief Executive Officer, the President, any Co-President or the Secretary.

Section 10.16                            Other Officers. Such other officers as the Board of Directors or the Chairman of the Board may from time to time appoint, including one or more Vice Chairmen, which Vice Chairman or Vice Chairmen may, but need not, be members of the Board of Directors.

Section 10.17                            Removal. Except as otherwise provided in the Shareholders Agreement and this Agreement, any Officer or employee of the Company may, at any time, be removed by the affirmative vote of at least a majority of the whole Board. In case of such removal the Officer so removed shall forthwith deliver all the property of the Company in his or her possession, or under his or her control, to some person to be designated by the Board of Directors.

Section 10.18                            Temporary Delegation. The Board of Directors may at any time, in the transaction of business, temporarily delegate any of the duties of any Officer to any other Officer or Person selected by it.

Section 10.19                            Vacancies. Subject to the terms of the Shareholders Agreement, any vacancy occurring in any office, may be filled for the unexpired term by the Board of Directors or the Chairman of the Board; provided, however, that the Chairman of the Board shall not have the power to fill a vacancy occurring in the office of any Officer for whose election or appointment a provision is made in this Agreement stating that such Officer shall be chosen solely by the Board of Directors.

ARTICLE 11
INDEMNIFICATION AND EXCULPATION

Section 11.1                       Indemnification.

(a)                                 The Company shall indemnify and hold harmless, to the fullest extent permitted by the DGCL (as if the Company were a Delaware corporation and such Covered Person (as defined below) were a director or officer of a Delaware corporation) as the same exists or may hereafter be amended or interpreted (but, in the case of any such amendment or interpretation, only to the extent that such amendment or interpretation permits the Company to provide broader indemnification rights than were permitted prior thereto), any natural person who was or is a party or is threatened to be made a party to, or is otherwise involved in, any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, hearing or other proceeding, whether civil, criminal, legislative, administrative or investigative in nature, including a proceeding by any self-regulatory body (a “proceeding”), by reason of the fact that he or she is or was, at any time during which this Article 11 is in effect or any time prior thereto (whether or not such person continues to serve in such capacity at the time any indemnification pursuant hereto is sought or at the time any proceeding relating thereto is pending), a Director or Officer of the Company, or while serving as a Director or Officer is or was serving, or is alleged to have been serving, at the request of the Company as a director, officer, manager, partner, trustee, employee or agent of another corporation, limited liability company, partnership, joint venture, employee benefit plan, trust, nonprofit entity or other enterprise (each such natural person, a “Covered Person”), whether the basis of such Covered Person’s involvement in such proceeding is any alleged action or omission in an official capacity as a director, officer, manager, partner, trustee, employee or agent or as a result of such Covered Person’s status as such, against all liability suffered (including, without limitation, any judgments, fines, excise taxes or penalties and amounts paid in settlement) and expenses (including attorneys’ fees and disbursements), actually and reasonably incurred by such Covered Person in connection with such proceeding.

(b)                                 For purposes of this Article 11, a Director or Officer of the Company serving as a director, officer, manager, partner, trustee, employee or agent of a Person of which the Company owns, directly or indirectly, a majority of the equity interests entitled to vote in the selection of its directors or the members of a comparable governing body or of an employee benefit plan of the Company or of any such Person shall be deemed to have served in such capacity at the request of the Company and actions taken or omitted by a Covered Person in such capacity or on behalf of such an employee benefit plan, if done in good faith and in a manner that he or she reasonably believed was in the best interests of such Person or such employee benefit plan or its participants or beneficiaries, shall be deemed to have been done in a manner not opposed to the best interests of the Company and actions taken or omitted on behalf of a direct or indirect subsidiary of the Company (even if not wholly owned by the Company), if done in good faith and in a manner that he or she reasonably believed to be in the best interests of the subsidiary or its owners, shall be deemed to have been done in a manner not opposed to the best interests of the Company.

(c)                                  Notwithstanding the foregoing provisions of this Article 11, except as provided in Section 11.2, the Company shall be required to indemnify a Covered Person in connection with a proceeding (or part thereof) initiated by such Covered Person only if the proceeding (or part thereof) was authorized by the Board of Directors.

(d)                                 A Covered Person shall also be entitled, to the fullest extent permitted by law, to be paid by the Company the expenses (including attorneys’ fees and disbursements) actually and reasonably incurred by a Covered Person in defending any such proceeding in advance of its final disposition; provided, however, the payment of such expenses incurred by a Director or Officer in his or her capacity as a Director or Officer shall be made only upon receipt of an undertaking by or on behalf of the Covered Person to repay all amounts advanced if it shall ultimately be determined by final judicial decision from which there is no further right of appeal that the Covered Person is not entitled to be indemnified by the Company for such expenses under this Article 11 or otherwise. The rights conferred upon Covered Persons in this Article 11 shall be contract rights that vest at the time of such Covered Person’s service as a Director or Officer of the Company and such rights shall continue as to a Covered Person who has ceased to be a Director or Officer and inure to the benefit of his or her heirs, distributees, executors and administrators.

(e)                                  The indemnification and advancement provided in this Article 11 is intended to comply with the requirements of, and provide indemnification and advancement rights substantially similar to those that may be available to directors, officers, employees and agents of corporations incorporated under the DGCL, as it relates to the indemnification of and advancement to officers, directors, employees and agents of a Delaware corporation and, as such, the parties intend that they should be interpreted consistently with the provisions of, and jurisprudence regarding, indemnification and advancement under the DGCL.

(f)                                   In the event of any amendment to Section 145 of the DGCL or the amendment or addition of any other provision of the DGCL relating to indemnification and advancement by Delaware corporations of Persons of the type referenced in this Section 11.1, the Board of Directors, without the approval of any Shareholder or any other Person, may amend this Agreement to reflect such amendment or addition in the indemnification and advancement provisions of this Agreement.

Section 11.2                       Right of Claimant to Bring Suit.

(a)                                 If a claim for indemnification or advancement of expenses under Section 11.1 is not paid in full within sixty (60) days after a written claim therefor, supported by documentation reasonably requested by the Company, has been received by the Company, the claimant may at any time thereafter file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense actually and reasonably incurred in prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking has been tendered to the Company) that the claimant has not met the standard of conduct which makes it permissible under the DGCL (as if the Company were a Delaware corporation) for the Company to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Company. Neither the failure of the Company (including its Board of Directors, independent counsel or Shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the DGCL (as if the Company were a Delaware corporation), nor an actual determination by the Company that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

(b)                                 To the fullest extent permitted under Delaware law, each Covered Person, or other Person to whom advancement of expenses or indemnification has been made hereunder, agrees that all actions for the advancement of expenses or indemnification brought under this Article 11 or otherwise shall be a matter to which Section 18-111 of the Act shall apply and which shall be brought exclusively in the Court of Chancery. Each of the parties hereto agrees that the Court of Chancery may summarily determine the Company’s obligations to advance expenses (including attorneys’ fees) under this Article 11.

Section 11.3                       Provisions Nonexclusive. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred on any Covered Person by this Article 11 shall not be exclusive of any other rights which such Covered Person may have or hereafter acquire under any statute, provision of this Agreement, agreement, vote of Shareholders or the Board of Directors or otherwise. The Company may enter into agreements providing for indemnity of or advancement of expenses to a Director or Officer containing such provisions further to or alternative to the provisions of this Article 11 as the Board of Directors determines is in the best interests of the Company. However, notwithstanding the foregoing, unless expressly agreed to in writing by the Company, the Company’s obligation to indemnify or to advance expenses to any Covered Person who was or is serving at its request as a director, officer, manager, partner, trustee, employee or agent of another corporation, limited liability company, partnership, joint venture, employee benefit plan, trust, nonprofit entity or other enterprise shall be reduced by any amount such person has collected as indemnification from any such other corporation, limited liability company, partnership, joint venture, employee benefit plan, trust, nonprofit entity or other enterprise; and, in the event the Company has fully paid such expenses, the Covered Person shall return to the Company any amounts subsequently received from such other source of indemnification.

Section 11.4                       Indemnification of Non-Covered Persons. This Article 11 shall not limit in any way the ability of the Company, to the extent and in any manner permitted by law, to indemnify and advance expenses to persons other than Covered Persons when and as authorized by the Board of Directors.

Section 11.5                       Authority to Insure. The Company may purchase and maintain insurance, at its expense, on behalf of any Person who is or was a Covered Person and any other Person against any liability, expense or loss asserted against such Person and incurred by such Person, whether or not the Company would have the power or obligation to indemnify such Person against such liability, expense or loss.

Section 11.6                       Survival of Rights. The rights provided by this Article 11 shall continue as to a Person who has ceased to be a Covered Person or is a Person who has received advancement of expenses or indemnification under Section 11.4, and shall inure to the benefit of the heirs, executors, and administrators of such a Person.

Section 11.7                       Effect of Amendment. Any repeal, other termination, amendment, alteration or modification of the provisions of this Article 11 that in any way diminishes, limits, restricts, adversely affects or eliminates any right of a Person (or his or her successors) to indemnification or advancement of expenses hereunder shall be prospective only and shall not in any way diminish, limit, restrict, adversely affect or eliminate any such right with respect to any actual or alleged act or omission occurring prior thereto while such a Person was a Covered Person or any actual or alleged state of facts, then or previously existing, including with respect to any proceeding thereafter brought or threatened based in whole or in part upon any such actual or alleged act, omission or state of facts.

Section 11.8                       Subrogation. In the event of payment under this Article 11, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the indemnified Person, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

Section 11.9                       Exculpation.

(a)                                 To the fullest extent permitted under Section 102(b)(7) of the DGCL and applicable statutory and decisional law, a Director shall not be personally liable to the Shareholders or the Company for monetary damages for breach of fiduciary duty as a Director. For purposes of this Section 11.9(a), Section 102(b)(7) of the DGCL shall be deemed to apply to the Company as if the Company were a Delaware corporation and for such purpose the terms “director”, “corporation” and “stockholders” used therein shall be deemed to refer to a Director, the Company and the Shareholders, respectively. This Section 11.9 does not affect the availability of equitable remedies for breach of fiduciary duties.

(b)                                 If the DGCL or applicable statutory law is amended or applicable decisional law changes after the date of this Agreement to authorize Delaware corporations to further eliminate or limit the personal liability of directors of a Delaware corporation beyond that permitted as of the Effective Time, the liability of a Director to the Shareholders and the Company shall be further limited to the fullest extent permitted under the DGCL and applicable statutory and decisional law as so amended or changed, without the approval of any Shareholder or any other Person and without the need for any amendment to this Agreement.

ARTICLE 12
MEMBER VOTE REQUIRED IN CONNECTION WITH CERTAIN BUSINESS COMBINATIONS OR TRANSACTIONS

Section 12.1                       Merger or Consolidation.

(a)                                 Except as otherwise provided in this Agreement, the Company shall not merge or consolidate with or into any limited liability company, corporation (whether stock or nonstock), joint-stock association (as defined in Section 254(a) of the DGCL), statutory trust, business trust or association, real estate investment trust, common-law trust or any other unincorporated business, including a partnership unless, in each case, the Board of Directors shall adopt a resolution approving the agreement providing for such action and declaring its advisability. The agreement shall be submitted to the Shareholders holding Voting Shares at an annual or special meeting for the purpose of acting on the agreement. Due notice of the time, place and purpose of the meeting shall be mailed to each Shareholder, whether holding Voting Shares or non-Voting Shares, at such Shareholder’s address as it appears on the records of the Company, at least twenty (20) days prior to the date of the meeting. The notice shall contain a copy of the agreement or a brief summary thereof. At the meeting, the agreement shall be considered and a vote taken for its adoption or rejection. If a Share Majority shall vote for the adoption of the agreement, then the agreement shall be so adopted by the Company.

(b)                                 Notwithstanding anything contained in Section 12.1(a), unless otherwise required by this Agreement, (i) no vote of Shareholders or resolution of the Board of Directors shall be required to authorize a merger or consolidation if such a vote or resolution would not be required to approve such a merger under the DGCL (including without limitation, to approve a merger effected pursuant to Section 251(f), Section 251(g), Section 253 or Section 267 of the DGCL) and (ii) the Company shall not be permitted to effect a merger or consolidation if such a merger or consolidation would be prohibited under the DGCL, in each case assuming the Company were a Delaware corporation and the Shareholders were stockholders of such Delaware corporation. For purposes of determining whether a vote of Shareholders is required to authorize a merger or consolidation under this Section 12.1 and whether the Company is prohibited from effecting a merger or consolidation under this Section 12.1, the terms “director”, “board of directors”, “common stock”, “corporation”, “stock”, “stockholder”, “certificate of incorporation” and “bylaws” as used in the DGCL shall be deemed to refer to a Director, the Board of Directors, Common Shares, the Company, the Shares, the Shareholders, the Charter Provisions and the Bylaw Provisions, respectively.  For the avoidance of doubt, the Company shall not be governed by Section 203 of the DGCL.

Section 12.2                       Conversion. Except as otherwise provided in this Agreement, the Company shall not convert to a corporation, statutory trust, business trust or association, real estate investment trust, common-law trust or any other unincorporated business including a partnership (whether general (including a limited liability partnership) or limited (including a limited liability limited partnership)) or a foreign limited liability company unless the Board of Directors shall have adopted a resolution approving such conversion, specifying the type of entity to which the Company shall be converted and recommending the approval of such conversion by the Shareholders. The resolution shall then be submitted to the Shareholders holding Voting Shares at an annual or special meeting. Due notice of the time, place and purpose of the meeting shall be mailed to each Shareholder, whether holding Voting Shares or non-Voting Shares, at such Shareholder’s address as it appears on the records of the Company, at least twenty (20) days prior to the date of the meeting. At the meeting, the resolution shall be considered and a vote taken for its adoption or rejection. If a Share Majority shall vote for the adoption of the resolution, then the resolution shall be so adopted by the Company.

Section 12.3                       Sale, Lease or Exchange of Assets.

(a)                                 Except as otherwise provided in this Agreement, the Company shall not sell, lease or exchange All or Substantially All of its assets (except in connection with (i) the winding up of the Company in accordance with Article 16 or (ii) a sale, lease or exchange of All or Substantially All of its assets to a subsidiary (as defined in Section

12.3(b) below) of the Company), unless authorized by a resolution adopted by a Share Majority at a meeting duly called upon a least twenty (20) days’ notice. The notice of the meeting shall state that such a resolution will be considered. If a Share Majority shall vote for the adoption of the resolution, then the resolution shall be so adopted.

(b)                                 For purposes of this Section 12.3 only, (i) “All or Substantially All” of the Company’s assets include assets of any subsidiary of the Company and (ii) “subsidiary” means any entity wholly-owned and controlled, directly or indirectly, by the Company and includes, without limitation, corporations, partnerships, limited partnerships, limited liability partnerships, limited liability companies, and/or statutory trusts.

Section 12.4                       Appraisal Rights. The Shareholders are entitled to rights of appraisal in the event of a merger or consolidation of the Company that would give rise to appraisal rights under the DGCL if the Company were a Delaware corporation.  To the fullest extent permitted by law, the Court of Chancery (or, if the Court of Chancery does not have jurisdiction, another state court located within the State of Delaware or, if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware) shall be the sole and exclusive forum for any Shareholder to bring an action to enforce its appraisal rights under this Agreement.  The parties hereto intend that such court shall give effect to any appraisal rights exercised pursuant to this Agreement in a manner, and pursuant to a process, that is identical to the rights that a stockholder of a Delaware corporation would have under Section 262 of the DGCL if the Company were a Delaware corporation and the Shareholders were stockholders of such Delaware corporation and the Company and the Shareholders agree that the exercise of appraisal rights pursuant to this Section 12.4 constitutes the existence of a dispute or controversy.

Section 12.5                       Conversion to a Delaware Limited Partnership. Notwithstanding anything to the contrary contained in this Agreement, if the Board of Directors determines, in its sole discretion, that it is in the interest of the Company to do so, the Board of Directors may effect the conversion of the Company from a Delaware limited liability company to a Delaware limited partnership, and may effect such change by merger or conversion or otherwise under applicable law, in each case, without the consent of any Shareholder or any other Person.

ARTICLE 13
AMENDMENTS

Section 13.1                       Amendments of Other Provisions. Subject to Section 13.5, the Other Provisions may be amended, but only in the following manner:  first, the Board of Directors shall adopt a resolution setting forth the amendment proposed, declaring its advisability, and second, it shall call a special meeting of the Shareholders entitled to vote in respect thereof for the consideration of such amendment or direct that the amendment proposed be considered at the next annual meeting of the Shareholders. Such special or annual meeting shall be called and held upon notice in accordance with the provisions of Article 6. The notice shall set forth such amendment in full or a brief summary of the changes to be effected thereby. At the meeting a vote of the Shareholders entitled to vote thereon shall be taken for and against the proposed amendment. A proposed amendment to the Other Provisions shall be effective upon its approval at a meeting of the Shareholders at which a quorum is present by a majority of the votes cast at such meeting.

Section 13.2        Amendment of Bylaw Provisions.

(a)           Subject to Section 13.5, the Bylaw Provisions may be amended, but only in the following manner: (a) by the Board of Directors without the consent of any Shareholder or other Person or (b) by the vote of not less than a Share Majority, unless a greater majority is required by this Agreement, at an annual meeting of Shareholders or at any special meeting of Shareholders.

The Board of Directors shall also have the authority to amend or add any Bylaw Provision (including, without limitation, the amendment or addition of any Bylaw Provision setting forth the number of Directors who shall constitute the whole Board of Directors) by unanimous written consent or at any annual, regular, or special meeting by the affirmative vote of a majority of the whole number of Directors, subject to the power of the Shareholders to amend such Bylaw Provisions; provided that the authorized number of Directors may be changed only by resolution of the Board of Directors.

(b)           This Agreement may be amended to add new provisions hereto in the manner set forth in Section 13.2(a) if the new provision (i) is not inconsistent with the DGCL (as if the Company were a Delaware corporation), any DGCL-Implementing Provision or any Charter Provision, and (ii) if adopted by a corporation subject to the DGCL, would be lawful and proper to include in the bylaws of such corporation.

Section 13.3        Amendment of Charter Provisions.

(a)           Subject to Section 13.3(b), Section 13.3(c) and Section 13.5, the Charter Provisions may be amended in the same manner as provided in Section 13.1 relating to an amendment of the Other Provisions, except that such amendment shall be effective upon its approval by a Share Majority.

(b)           The holders of the Outstanding Shares of a class shall be entitled to vote as a class upon a proposed amendment to the Charter Provisions, whether or not otherwise entitled to vote thereon by this Agreement, if the amendment would increase or decrease the aggregate number of authorized Shares of such class or alter or change the powers, preferences, or special rights of the Shares of such class, in each case so as to affect them adversely. Notwithstanding the foregoing, if any proposed amendment to the Charter Provisions would alter or change the powers, preferences, or special rights of one or more series of any class so as to affect them adversely, but shall not so affect the entire class, then only the Shares of the series so affected by the amendment shall be considered a separate class for the purposes of this Section 13.3.

(c)           Whenever the Charter Provisions shall require a vote by the holders of any class or series of Shares, or by the holders of any other securities having voting power the vote of a greater number or proportion than is otherwise required by this Agreement, the Charter Provision requiring such greater vote shall not be altered, amended or repealed except by such greater vote.

(d)           This Agreement may be amended to add new provisions hereto in the manner set forth in this Section 13.3 (including, if applicable, Section 13.3(b) and Section

13.3(c)) if the new provision (i) is not inconsistent with the DGCL (as if the Company were a Delaware corporation) or any DGCL-Implementing Provision and (ii) if adopted by a corporation subject to the DGCL, would be lawful and proper to include in the certificate of incorporation of such corporation.

Section 13.4        Amendment of DGCL-Implementing Provisions. Subject to Section 13.5, the DGCL-Implementing Provisions may be amended, but only in the same manner as provided in Section 13.1 relating to an amendment of the Other Provisions; provided, however, that such amendment shall be effective upon its approval by a Share Majority, and notwithstanding the foregoing, if the Board of Directors determines that Delaware corporations have implemented a DGCL provision in a manner not permitted by the corresponding DGCL-Implementing Provision in this Agreement (whether as a result of the development in jurisprudence or otherwise) (a “New Implementation”), such corresponding DGCL-Implementing Provision may be amended to adopt such New Implementation in the same manner as a Bylaw Provision may be amended under Section 13.2(a).

Section 13.5        Amendments to be Adopted Solely By the Board. Notwithstanding Sections 13.1, 13.2, 13.3 or 13.4 or any other provision of this Agreement, the Board of Directors, without the approval of any Shareholder or other Person, may amend any provision of this Agreement:

(a)           to reflect a change in the name of the Company, the registered agent of the Company or the registered office of the Company;

(b)           to adopt any amendment expressly permitted by this Agreement to be made by the Board of Directors, acting alone, including as permitted by Sections 4.3(b), 7.2(b) and 11.1(f);

(c)           in the event any provision of the DGCL or the Act is enacted, amended or revoked, to adopt any amendment to this Agreement that the Board of Directors determines is necessary or appropriate to reflect the change effected by such enactment, amendment or revocation to the DGCL or the Act;

(d)           pursuant to any Share Designation or in connection with any issuance of Preferred Shares pursuant to Section 3.4(b);

(e)           if any term or provision of this Agreement is determined, in a final and nonappealable Order, to be illegal or invalid for any reason, to adopt any amendment to this Agreement that the Board of Directors determines is necessary or appropriate so as to, as closely as possible in a manner acceptable to the Board, effect the intent that this Agreement govern the Company in a manner that is substantially similar to the governance of CIFC Corp. in effect immediately prior to the Effective Time;

(f)            to qualify or continue the qualification of the Company as a limited liability company under the laws of any state or to ensure that the Company will not be treated as an association taxable as a corporation or otherwise taxed as an entity for U.S. federal income tax purposes;

(g)           to address changes in the Code, U.S. Treasury Regulations, legislation or interpretation;

(h)           to the extent it does not adversely affect the Shareholders considered as a whole or Shareholders holding any particular class or series of Shares as compared to Shareholders holding any other classes or series of Shares, in each case, in any material respect, to (i) satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any U.S. federal or state or non-U.S. agency or judicial authority or contained in any U.S. federal or state or non-U.S. statute (including the Act) or (ii) facilitate the trading of Shares (including the division of any class or series of Outstanding Shares into different classes or series to facilitate uniformity of tax consequences within such classes or series of Shares) or comply with any rule, regulation, guideline or requirement of any National Securities Exchange on which the Shares are or will be listed, or (iii) effect the intent expressed in the Registration Statement or the intent of the provisions of this Agreement;

(i)            to effect a change in the Fiscal Year or taxable year of the Company and any other changes that the Board of Directors determines to be necessary or appropriate as a result of a change in the Fiscal Year or taxable year of the Company;

(j)            to effect the conversion of the Company from a Delaware limited liability company to a Delaware limited partnership and any other changes that the Board of Directors determines to be necessary or appropriate in connection therewith; and

(k)           to correct any provision of this Agreement that, as a result of a typographical error or other inaccuracy, does not implement the intent that this Agreement govern the Company in a manner that is substantially similar to the governance of CIFC Corp. in effect immediately prior to the Effective Time.

Section 13.6        Execution/Effectiveness. Any amendments duly adopted in accordance with the terms of this Agreement may be executed by the Attorney-in-Fact in accordance with the power of attorney set forth in Section 2.8. Notwithstanding the foregoing, upon obtaining such approvals required by this Agreement and without further action or execution by any other Person, including any Shareholder, (i) any amendment to this Agreement may be implemented and reflected in a writing executed solely by an Officer authorized to do so by the Board of Directors and (ii) the Shareholders shall be deemed a party to and bound by such amendment of this Agreement.

ARTICLE 14
RECORDS AND FILINGS

Section 14.1        Records and Accounting. The Company shall keep correct and complete books and records, shall keep minutes of the proceedings of its Shareholders and Board of Directors and shall keep at its registered office or principal place of business, or at the office of its Transfer Agent, a list of the names and addresses of all Shareholders and the number and class and series of the Shares held by each.

Section 14.2        Tax Returns; Filings. At the Company’s expense, the Board of Directors will cause the income tax returns for the Company to be prepared and timely filed with the appropriate authorities. The Board of Directors, at the Company’s expense, will also cause to be prepared and timely filed, with appropriate federal and state regulatory and administrative authorities, all reports required to be filed by the Company with those entities under then current applicable laws, rules and regulations.

ARTICLE 15
TAX MATTERS

Section 15.1        Tax Returns and Information. As soon as reasonably practicable after the end of each Fiscal Year, the Company shall send to each Shareholder a copy of U.S. Internal Revenue Service Schedule K-1 and any comparable statements required by applicable U.S. state or local income tax law, with respect to such Fiscal Year. Each Shareholder shall be required to report for all tax purposes consistently with such information provided by the Company. The classification, realization and recognition of income, gain, losses and deductions and other items shall be on the accrual method of accounting for U.S. federal income tax purposes.

Section 15.2        Tax Elections. The Board of Directors shall make the election provided for in Section 754 of the Code with respect to the Company and shall determine whether to make, refrain from making or revoke any and all other elections permitted by the tax laws of the United States, the several states and other relevant jurisdictions, including under Section 6226 of the Code, in its sole discretion.

Section 15.3        Tax Controversies. Subject to the provisions hereof, the Board of Directors shall designate an entity that is a Shareholder as the Tax Matters Partner. The Tax Matters Partner is authorized to represent the Company (at the Company’s expense) in connection with all examinations of the Company’s affairs by tax authorities, including resulting administrative and judicial proceedings, to take such actions as Tax Matters Partner as it determines to be appropriate to exercise any rights granted to it or discharge any responsibilities imposed on it by any tax laws and to expend Company funds for professional services and costs associated therewith. Each Shareholder agrees to cooperate with the Tax Matters Partner and to do or refrain from doing any or all things reasonably required by the Tax Matters Partner to conduct such proceedings.

Section 15.4        Withholding. Notwithstanding any other provision of this Agreement, the Board of Directors is authorized to take any action that may be required or be necessary or appropriate to cause the Company or any other Group Member to comply with any withholding requirements established under the Code or any other U.S. federal, state, local or non-U.S. law including pursuant to Sections 1441, 1442, 1445, 1446, 1471 through 1474 and 3406 of the Code. To the extent that the Company is required or elects to withhold and pay over to any taxing authority any amount resulting from the allocation or distribution of income to any Shareholder (including by reason of Section 1446 of the Code), the Board of Directors may treat the amount withheld as a distribution of cash pursuant to Section 8.1 in the amount of such withholding from such Shareholder. Upon request, each Shareholder shall provide the Company with a properly completed and executed IRS Form W-9 or an applicable IRS Form W-8 and other tax documentation or information reasonably required in connection with the Company.

Section 15.5        Election to be Treated as a Corporation; Treatment as a Partnership. Notwithstanding anything to the contrary contained herein, the Company will undertake such steps to preserve its status as a partnership for U.S. federal tax purposes and will use reasonable efforts not to undertake any activity or fail to take any action that will (i) cause the Company to earn or to be allocated income other than qualifying income as defined in Section 7704(d) of the Code, except to the extent permitted under Section 7704(c)(2) of the Code or (ii) jeopardize its status as a partnership for U.S. federal income tax purposes; provided, however, that if the Board of Directors determines, in its sole discretion, that it is no longer in the interests of the Company to continue as a partnership for U.S. federal income tax purposes, the Board of Directors may elect to treat the Company as an association or as a publicly traded partnership taxable as a corporation for U.S. federal (and applicable state) income tax purposes or, notwithstanding Article 12, may effect such change by merger or conversion or otherwise under applicable law, in each case, without the consent of any Shareholder or any other Person.

ARTICLE 16
DISSOLUTION AND WINDING UP

Section 16.1        Dissolution Events. The Company shall be dissolved only upon any of the following events:

(a)           upon the approval by a Share Majority of a Board Initiated Dissolution;

(b)           if all Shareholders holding Voting Shares shall consent in writing;

(c)           at any time there are no Shareholders unless the Company is continued without dissolution in a manner permitted by the Act; or

(d)           the entry of a decree of judicial dissolution of the Company under Section 18-802 of the Act.

Section 16.2        The Liquidator. Upon dissolution of the Company in accordance with Section 16.1, the Board of Directors shall select one or more Persons (which could be the Board of Directors) to act as Liquidator. The Liquidator (if other than the Board of Directors) shall be entitled to receive such compensation for its services as may be approved by the Board of Directors. The Liquidator (if other than the Board of Directors) may be removed at any time, with or without cause, by notice of removal approved by the Board of Directors. Upon the removal or resignation of the Liquidator, a successor and substitute Liquidator (who shall have and succeed to all rights, powers and duties of the original Liquidator) shall thereafter be appointed by the Board of Directors. Except as expressly provided in this Agreement, the Liquidator approved in the manner provided herein shall have and may exercise, without further authorization or consent of any of the parties hereto, all of the powers conferred upon the Board of Directors under the terms of this Agreement (but subject to all of the applicable limitations, contractual and otherwise, upon the exercise of such powers, other than the limitation on sale set forth in Section 12.3) necessary or appropriate to carry out the duties and functions of the Liquidator hereunder for and during the period of time required to complete the winding up of the Company as provided for herein.

Section 16.3        Winding Up. Upon the occurrence of the dissolution of the Company in accordance with Section 16.1, the Company shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets, and satisfying the claims of its creditors and Shareholders. The Liquidator shall be responsible for overseeing the winding up of the Company. The Liquidator shall take full account of the Company’s liabilities and assets and shall cause the assets of the Company or the proceeds from the sale thereof, to the extent sufficient therefor, to be applied and distributed, to the maximum extent permitted by law, in the following order:

(a)           First, to creditors (including Shareholders who are creditors, to the extent otherwise permitted by law) in satisfaction of all of the Company’s liabilities (whether by payment or the making of reasonable provision for payment thereof), other than liabilities for distributions to Shareholders under Section 18-601 or 18-604 of the Act;

(b)           Second, except as provided in this Agreement, to Shareholders and former Shareholders in satisfaction of liabilities for distributions under the Act; and

(c)           The balance, if any, to the Shareholders in accordance with Section 3.3(d) and any Share Designation.

Section 16.4        Termination. The Liquidator shall use commercially reasonable efforts to complete the winding up within three years from the date of dissolution of the Company. Upon completion of the winding up, including distribution of the Company’s assets as provided in this Agreement, the Board of Directors or the Liquidator shall cause the filing of the Certificate of Cancellation pursuant to Section 18-203 of the Act and shall take all such other actions as may be necessary to terminate the Company.

Section 16.5        Effect of Bankruptcy. Notwithstanding any other provision of this Agreement, the Bankruptcy of a Shareholder shall not cause such Shareholder to cease to be a member of the Company, and upon the occurrence of such an event the Company shall continue without dissolution.

Section 16.6        Revocation of Dissolution. Following the dissolution of the Company in accordance with Section 16.1, the dissolution of the Company may be revoked in accordance with the Act.

Section 16.7        No Capital Account Restoration. No Shareholder shall have any obligation to restore any negative balance in its Capital Account upon liquidation of the Company.

ARTICLE 17
MISCELLANEOUS

Section 17.1        Fiscal Year and Taxable Year. The fiscal year of the Company (the “Fiscal Year”) shall be a year ending December 31. The Board of Directors in its sole discretion may change the Fiscal Year at any time and from time to time and shall notify Shareholders of such change in the next regular communication by the Company to Shareholders. The taxable year of the Company shall be determined under Section 706 of the Code and the applicable U.S. Treasury Regulations.

Section 17.2        Seal. The seal of the Company shall be such as from time to time may be approved by the Board of Directors.

Section 17.3        Securities of Other Corporations. The Chairman of the Board, the President, any Co-President, the Chief Financial Officer, the Secretary or any Vice President of the Company shall have the power and authority to transfer, endorse for transfer, vote, consent or take any other action with respect to any securities of another issuer which may be held or owned by the Company and to take, execute, and deliver any waiver, proxy, or consent with respect to any such securities.

Section 17.4        Binding Effect. Except as otherwise provided in this Agreement, every covenant, term and provision of this Agreement shall be binding upon and inure to the benefit of the Shareholders and their respective successors, transferees and assigns.

Section 17.5        Headings. Section and other headings contained in this Agreement are for reference purposes only and are not intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof.

Section 17.6        Severability. Every provision of this Agreement is intended to be severable, and, if any term or provision of this Agreement is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity or legality of the remainder of this Agreement.

Section 17.7        Counterpart Execution. This Agreement may be executed in any number of counterparts with the same effect as if all of the Shareholders had signed the same document. All counterparts shall be construed together and shall constitute one agreement.

Section 17.8        Effectiveness. This Agreement amends and restates the Original Agreement in its entirety and is effective immediately prior to the Effective Time.

Section 17.9        Governing Law. The laws of the State of Delaware (without regard to conflict of laws principles) shall govern this Agreement, including the validity of this Agreement, the construction of its terms and the interpretation of the rights and duties arising hereunder.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, has duly executed this Amended and Restated Limited Liability Company Agreement as of the 31st day of December, 2015.

CIFC Corp.

By:	/s/ Rahul Agarwal
	Name:	Rahul Agarwal
	Title:	Chief Financial Officer

SHAREHOLDERS

All Shareholders now and hereafter admitted as Shareholders of the Company, pursuant to powers of attorney now and hereafter executed in favor of, and granted and delivered to the undersigned or without execution hereof pursuant to Section 2.8 and Section 5.1(a).

	By:	/s/ Rahul Agarwal
	Name:	Rahul Agarwal
	Title:	Attorney-in-Fact